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Exhibit 10.23

LOAN AGREEMENT

BETWEEN

NA HOLDING CORPORATION

AND

BLUE RIDGE INVESTMENTS, LLC

AND

THE CHASE MANHATTAN BANK

DATED AS OF NOVEMBER 19, 1999

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8.6	Rights and Remedies Cumulative	51
8.7	Delay or Omission Not Waiver	51
8.8	Waiver of Past Defaults	51
8.9	Undertaking for Costs	51
8.10	Waiver of Stay, Extension or Usury Laws	51
SECTION 9.	MISCELLANEOUS	51
9.1	Amendment, Supplement or Waiver Without Consent of the Lenders	51
9.2	Amendment, Supplement or Waiver With Consent of Lenders	52
9.3	Notices	52
9.4	No Waiver; Cumulative Remedies	53
9.5	Survival of Representations and Warranties	53
9.6	Successors and Assigns; Participations and Assignments	54
9.7	Indemnification and Contribution	54
9.8	Counterparts	56
9.9	Severability	56
9.10	Integration	57
9.11	GOVERNING LAW	57
9.12	Submission To Jurisdiction; Waivers	57
9.13	Acknowledgments	57
9.14	WAIVER OF JURY TRIAL	57
9.15	Confidentiality	58
EXHIBITS
A	Form of Indenture
B	Form of Registration Rights Agreement

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        LOAN AGREEMENT, dated as of November 19, 1999, among NA HOLDING CORPORATION, a Delaware corporation (the "Borrower"), and THE CHASE MANHATTAN BANK and BLUE RIDGE INVESTMENTS LLC (the "Lenders").

        The parties hereto hereby agree as follows:

        WHEREAS, the Borrower and certain of the Borrower's wholly owned subsidiaries propose to acquire (the "Acquisition") substantially all of the capital stock (or substantially all of the assets) of certain subsidiaries of NFC plc, a company organized under the laws of England and Wales (the "Seller"), that are engaged in the Seller's moving services business (the "Acquired Business"), including without limitation Allied Van Lines Inc., for approximately (a) $400,000,000 in cash, (b) 24,500 shares of preferred stock of the Borrower, having an initial liquidation preference of $24,500,000, (c) 174,961 shares of common stock of the Borrower, representing approximately 20% of the Borrower's issued and outstanding common stock (giving effect to vested options as of September 14, 1999), and (d) a warrant to purchase 87,480 shares of common stock of the Borrower at an exercise price of $400 per share, pursuant to the terms of the Acquisition Agreement, dated as of September 14, 1999 (as amended, supplemented or otherwise modified from time to time, the "Acquisition Agreement"), between the Borrower and the Seller;

        WHEREAS, in order to (a) finance a portion of the purchase price of the Acquisition, (b) refinance certain existing indebtedness of NAVL (as defined below), (c) pay certain transaction fees and expenses related to the Acquisition, not to exceed $30,000,000 and (d) finance the working capital and other business requirements of NAVL and its subsidiaries following the consummation of the Acquisition, (w) NAVL intends to issue approximately $150,000,000 of senior subordinated unsecured notes in a Rule 144A private placement, (x) the Borrower will draw the Holding Loan (as defined below) in an aggregate principal amount of approximately $40,000,000, (y) on the date of the Acquisition, NAVL will draw an aggregate principal amount of up to $390,000,000 under the Senior Credit Agreement (as defined below) providing for up to $475,000,000 aggregate principal amount of revolving credit and term loans and (z) the Borrower has requested that the Lenders make the loans provided for herein;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

        1.1   Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        "Accreted Value" means, as of any date of determination prior to December 1, 2004, the sum of (i) the initial amount of the Loan (being equal to the initial cash proceeds to the Borrower of the Loan) and (ii) that portion of the excess of the principal amount of the Loan over such initial amount of the Loan which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each June 1 and December 1 at the rate of 16% per annum from the date of this Agreement through the date of determination. From and after December 1, 2004, the Accreted Value of the Loan will be $75,433,255.15, which will also be its aggregate principal amount.

        "Acquired Business": as defined in the Recitals hereto.

        "Acquired Debt" means Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Borrower or any Restricted Subsidiary or merged or consolidated with or into the Borrower or any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with or in contemplation of, such acquisition).

        "Additional Assets" means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) to be used by the Borrower or a Restricted Subsidiary in a Related Business; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party.

        "Affiliate": of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Affiliate Transaction": as defined in Section 6.9.

        "Agent" means any moving or storage company or contractor, or other Person, that provides sales, packing, warehousing, hauling or other services in connection with the ordinary course of business or operations of NAVL or any of its Subsidiaries, or any Affiliate of any such Agent.

        "Agent Guarantee" means any Guarantee by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of any Agent, entered into in accordance with this Agreement.

        "Agreement" means this Loan Agreement, as amended, supplemented, waived or otherwise modified from time to time.

        "all or substantially all" has the meaning given to such phrase in the Revised Model Business Corporation Act and commentary thereto.

        "Allied Acquisition" means the acquisition of Capital Stock and/or assets of certain Subsidiaries of NFC plc engaged in moving services businesses pursuant to the Acquisition Agreement dated as of September 14, 1999 between the Borrower and NFC plc, and the other transactions contemplated thereby.

        "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Borrower or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Borrower or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transactions, (v) a disposition that is governed by the provisions of Section 7 hereof, (vi) any Financing Disposition, (vii) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Borrower or any Restricted Subsidiary, so long as the Borrower or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (viii) any exchange of like property pursuant to Section 1031 (or any successor section) of the Code, (ix) any financing transaction with respect to property built or acquired by the Borrower or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, (xi) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such

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Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary to one or more members of the management of such Foreign Subsidiary that has been approved by the Board of Directors, or (xiv) any disposition or series of related dispositions for aggregate consideration not to exceed $2.5 million.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

        "Blue Ridge" means Blue Ridge Investments LLC, a North Carolina banking corporation.

        "Board of Directors" means the board of directors or other governing body of the Borrower or, if the Borrower is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

        "Borrower": as defined in the Preamble hereto.

        "Borrowing Base" means 85% of accounts receivables of the Borrower and its Restricted Subsidiaries (determined in accordance with GAAP as of the end of the most recently ended fiscal quarter for which consolidated financial statements of the Borrower are available).

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

        "Capital Stock": of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

        "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended.

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        "CDR" means Clayton, Dubilier & Rice, Inc.

        "CDR Fund V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor in interest thereto.

        "Change of Control" means:

  (i)    any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Borrower;

  (ii)    the Borrower sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries to another Person (other than one or more Permitted Holders or one or more Subsidiaries of the Borrower);

  (iii)    during any period of two consecutive years (during which period the Borrower has been a party to this Agreement), individuals who at the beginning of such period were members of the board of directors of the Borrower (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Borrower was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; or

  (iv)    the Borrower ceases to own 100% of the Capital Stock of NAVL.

        "Chase" means The Chase Manhattan Bank, a New York banking corporation and its permitted assigns.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock Issuance" means one or more issuances by the Borrower, subsequent to the Issue Date, of Capital Stock of the Borrower for proceeds of not less than $40.0 million in the aggregate.

        "Commitment" means, with respect to each Lender, its obligation to make a Loan to the Borrower in a principal amount not to exceed the amount set forth beneath such Lender's name on the signature page to this Agreement. The original aggregate amount of the Commitment is $35,000,000.

        "Consolidated Coverage Ratio": as of any date of determination with respect to the Borrower or NAVL means the ratio of (i) the aggregate amount of Consolidated EBITDA of such Parent and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of such Parent are available to (ii) Consolidated Interest Expense of such Parent for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Allied Acquisition as if it had occurred at the beginning of such four-quarter period); provided, that:

          (1)   if since the beginning of such period such Parent or any Restricted Subsidiary thereof has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense of such Parent for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was

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  outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

          (2)   if since the beginning of such period such Parent or any Restricted Subsidiary thereof has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense of such Parent for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

          (3)   if since the beginning of such period such Parent or any Restricted Subsidiary thereof shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA of such Parent for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense of such Parent for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of such Parent or any Restricted Subsidiary thereof repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to such Parent and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary of such Parent is sold, the Consolidated Interest Expense of such Parent for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent such Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

          (4)   if since the beginning of such period such Parent or any Restricted Subsidiary thereof (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary of such Parent, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense of such Parent for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

          (5)   if since the beginning of such period any Person became a Restricted Subsidiary of such Parent or was merged or consolidated with or into such Parent, as the case may be, or any Restricted Subsidiary thereof, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by such Parent or a Restricted Subsidiary thereof during such period, Consolidated EBITDA and Consolidated Interest Expense of such Parent for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma

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calculations in respect thereof may include anticipated cost savings relating to any such Sale, Purchase or other transaction that the Borrower reasonably believes in good faith could have been achieved during the relevant four quarter period as a result of such Sale, Purchase or other transaction (provided that both (i) such cost savings were identified and quantified in an Officer's Certificate delivered to the Lenders at the time of the consummation of such transaction (or, if later, the Issue Date) and (ii) with respect to each such transaction completed prior to the 90th day preceding the relevant date of determination, actions were commenced or initiated by the Borrower within 90 days of the consummation of such transaction to effect such cost savings identified in such Officer's Certificate and with respect to any other transaction, such Officer's Certificate sets forth the specific steps to be taken within the 90 days after the consummation of such transaction to accomplish such cost savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Borrower or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated EBITDA" means, with respect to the Borrower or NAVL, for any period, the Consolidated Net Income of such Parent for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense of such Parent, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Agreement (whether or not consummated or incurred) and (v) the amount of any minority interest expense. To the extent Consolidated EBITDA of such Parent would otherwise include the amount of any Receivables Fees excluded from Consolidated Interest Expense of such Parent pursuant to clause (iii) of the definition of Consolidated Interest Expense, Consolidated EBITDA of such Parent shall be reduced by such amount.

        "Consolidated Interest Expense" means, with respect to the Borrower or NAVL, for any period, (i) the total interest expense of such Parent and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income of such Parent, net of any interest income of the such Parent and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by such Parent or any Restricted Subsidiary of such Parent (other than Indebtedness Guaranteed under any Management Guarantee or Agent Guarantee, except to the extent the interest thereon is actually being paid by such Parent or a Restricted Subsidiary thereof), (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation, and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) dividends paid in cash in respect of Disqualified Stock of such Parent or a Restricted Subsidiary thereof or in respect of Preferred Stock of a Restricted Subsidiary of such Parent and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in

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accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by such Parent and its Restricted Subsidiaries with respect to Interest Rate Agreements.

        "Consolidated Net Income" means, with respect to the Borrower or NAVL, for any period, the net income (loss) of such Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends (including dividends in respect of any Junior Preferred Stock); provided, that there shall not be included in such Consolidated Net Income:

          (i)    any net income (loss) of any Person if such Person is not a Restricted Subsidiary of such Parent, except that (A) subject to the limitations contained in clause (iv) below, such Parent's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to such Parent or a Restricted Subsidiary of such Parent as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary of such Parent to the limitations contained in clause (iii) below) and (B) such Parent's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of such Parent or any of its Restricted Subsidiaries in such Person,

          (ii)   any net income (loss) of any Person acquired by such Parent or a Restricted Subsidiary of such Parent in a pooling of interests transaction for any period prior to the date of such acquisition,

          (iii)  any net income (loss) of any Restricted Subsidiary of NAVL, or (solely in the case of any calculation of Consolidated Net Income of the Borrower) any Restricted Subsidiary of the Borrower other than NAVL or a Restricted Subsidiary of NAVL, or (in the case of any calculation of Consolidated Net Income of the Borrower pursuant to clause (3)(A) of paragraph (a) of Section 6.6) any Restricted Subsidiary of the Borrower, if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, in the case of such Restricted Subsidiary of the Borrower, to the Borrower, in the case of such Restricted Subsidiary of NAVL, to NAVL, or in either case by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgement, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Loan Agreement, the Senior Subordinated Notes or the Senior Subordinated Notes Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iv) below, such Parent's equity in the net income of any such Restricted Subsidiary of such Parent for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to such Parent or another Restricted Subsidiary of such Parent (subject, in the case of a dividend that could have been made to another Restricted Subsidiary of such Parent, to the limitation contained in this clause), and (B) the net loss of such Restricted Subsidiary of such Parent shall be included to the extent of the aggregate Investment of such Parent or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

          (iv)  any gain or loss realized upon the sale or other disposition of any asset of such Parent or any Restricted Subsidiary of such Parent (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

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          (v)   any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including without limitation (a) any compensation expense for stock options that will be cashed out, converted, exchanged or otherwise retired in connection with the Allied Acquisition, (b) any charge or expense incurred for employee bonuses in connection with the Allied Acquisition, and (c) fees, expenses and charges associated with the Allied Acquisition or any acquisition, merger or consolidation after the Issue Date),

          (vi)  the cumulative effect of a change in accounting principles,

          (vii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

          (viii) any unrealized gains or losses in respect of Currency Agreements,

          (ix)  any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

          (x)   any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards.

        In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (v) above in any determination thereof, the Borrower will deliver an Officer's Certificate to the Lenders promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

        "Consolidated Tangible Assets" means, as of any date of determination, the total assets less the total intangible assets (including, without limitation, goodwill) shown on the consolidated balance sheet of NAVL and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

        "Consolidation" means, for either Parent, the consolidation of the accounts of each of its Restricted Subsidiaries with those of such Parent in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of such Parent or any Restricted Subsidiary of such Parent in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

        "Contractual Obligation" means, as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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        "Credit Facilities" means, one or more of (x) the Senior Credit Facility and (y) other facilities or arrangements, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the forgoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Noncash Assets" means any non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Noncash Assets pursuant to an Officer's Certificate executed by the principal financial officer of the Borrower or such Restricted Subsidiary. Such Officer's Certificate shall state the basis of valuation of such consideration which shall be the good faith determination of the Board of Directors. The fair market value of each outstanding item of Designated Noncash Assets shall equal its value measured at the time received and without giving effect to subsequent changes in value, less the amount of cash or Cash Equivalents received upon any subsequent sale or other disposition of any portion thereof, provided that such cash and Cash Equivalents are applied in accordance with Section 6.8 to the extent required thereby.

        "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Borrower or any options, warrants or other rights in respect of such Capital Stock.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the final Stated Maturity of the Loan. Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Borrower or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of an event described therein as a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption

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complies with Section 6.6; (b) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees and may be required to be repurchased by the Borrower or a Restricted Subsidiary in order to satisfy applicable regulatory obligations shall not constitute Disqualified Stock; and (c) the Junior Preferred Stock shall not constitute Disqualified Stock.

        "Dollars" and "$" means dollars in lawful currency of the United States of America.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Borrower (or, in the case of NAVL, of NAVL) other than a Foreign Subsidiary.

        "Effective Date" means the date hereof.

        "Equity Offering" means a sale of Capital Stock (other than Disqualified Stock).

        "Event of Default" means any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Date" means the date on which the Loan is exchanged for the Exchange Notes pursuant to Section 3.5 of this Agreement.

        "Exchange Notes" or "Notes" means the 16% Senior Discount Notes of the Borrower, which are issuable to the Lenders pursuant to this Agreement and the Indenture.

        "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Borrower or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

        "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Borrower (or in the case of NAVL, of NAVL) that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Borrower (or in the case of NAVL, of NAVL) that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

        "Foreign Subsidiary Coverage Ratio": as of any date of determination means the ratio of (i) the combined portion attributable to Foreign Subsidiaries of NAVL, taken as a whole, of the aggregate amount of Consolidated EBITDA of NAVL and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of NAVL are available to (ii) the combined portion attributable to Foreign Subsidiaries of NAVL, taken as a whole, of Consolidated Interest Expense of NAVL for such four fiscal quarters, all calculated after giving effect to all intercompany eliminations applied in preparing the relevant consolidated financial statements of NAVL (and without giving effect to clause (iii) of the definition of the term Consolidated Net Income as it relates to restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary of NAVL to NAVL or any Domestic Subsidiary of NAVL, but giving effect to such clause as it relates to any such restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary of NAVL to another Foreign Subsidiary of NAVL), and otherwise in accordance with the definition of the term "Coverage Ratio" (including but not limited to in accordance with all pro forma and other adjustments provided for in such definition).

        "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Foreign Subsidiary Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense,"

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"Consolidated Net Income" and "Consolidated Tangible Assets," all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations"; of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Holding Loan" means $40.0 million in aggregate principal amount of Indebtedness Incurred by the Borrower on the Issue Date in connection with the Transactions pursuant to the loan agreement dated as of the Issue Date among the Borrower, The Chase Manhattan Bank, N.A. and Bank of America, N.A. (or affiliates of such institutions).

        "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof. The term "Incurrence" shall have a correlative meaning.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication): (a) the principal of indebtedness of such Person for borrowed money, (b) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed), (d) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto, (e) all Capitalized Lease Obligations of such Person, (f) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Borrower) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors

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or other governing body of the issuer of such Capital Stock), (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Borrower) and (B) the amount of such Indebtedness of such other Persons, (h) Guarantees of all Indebtedness of other Persons to the extent so Guaranteed by such Person, and (i) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time). The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Agreement, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP. The Junior Preferred Stock shall not constitute Indebtedness.

        "Indenture" means that indenture, dated the Exchange Date, between the Borrower and a trustee to be determined, pertaining to the Exchange Notes, substantially in the form of Exhibit A hereto.

        "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

        "Inventory" means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

        "Investment": in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, Agents, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 6.6(i) "Investment" shall include the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Borrower's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, and (iii) in each case under clause (i) or (ii) above, fair market value shall be as determined in good faith by the Board of Directors. A Guarantee shall not be deemed to be or give rise to an Investment until such Guarantee is funded (in whole or in part). The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of Section 6.6.

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        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "Investors" means CDR Fund V.

        "Issue Date" means the first date on which the Loan is drawn.

        "Junior Exchange Debentures" means the Subordinated Exchange Debentures of the Borrower due 2010, and any Junior Exchange Debentures issued as payment in kind interest thereon.

        "Junior Preferred Stock" means the Junior Exchangeable Preferred Stock of the Borrower due 2010, with an initial liquidation preference of $1,000 per share, and any Capital Stock of the Borrower or any Successor Company having substantially the same terms as the Junior Preferred Stock issued on the Issue Date, into or for which any Junior Preferred Stock is converted or exchanged.

        "Lenders": as defined in the Preamble hereto, together with their permitted successors and assigns.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Loan" means the Loan made by the Lenders pursuant to this Agreement.

        "Management Advances" means (1) loans or advances made to directors, officers or employees of the Borrower or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $2.5 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) loans to Management Investors of funds applied to purchase Management Stock in an aggregate principal amount not exceeding $10.0 million outstanding at any time (less the aggregate principal amount of then outstanding borrowings by Management Investors then guaranteed by NAVL pursuant to clause (x) of the definition of Management Guarantees), (4) Management Guarantees, or (5) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Section 6.5.

        "Management Agreements" means, collectively, the Consulting Agreement, dated as of March 30, 1998, among NAVL, the Borrower and CDR (and, in each case, its respective permitted successors and assigns thereunder) and the Indemnification Agreement, dated as of March 30, 1998, among NAVL, the Borrower, CDR and the Investors (and, in each case, its respective permitted successors and assigns thereunder) as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

        "Management Guarantees" means guarantees (x) of up to an aggregate principal amount $10.0 million of borrowings by Management Investors in connection with their purchase of Management Stock outstanding at any time (less the aggregate principal amount of then outstanding loans made to Management Investors by NAVL pursuant to clause (3) of the definition of Management Advances) or (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of the Borrower, NAVL or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $2.5 million in the aggregate outstanding at any time.

        "Management Investors" means the officers, directors, employees and other members of the management of the Borrower or any of its Subsidiaries (or of any Agent), or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs,

13

executors, successors and legal representatives, or any Agent, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of NAVL or the Borrower.

        "Management Stock" means Capital Stock of NAVL or the Borrower (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

        "Maturity Date" means December 11, 2009.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "NAVL" means North American Van Lines, Inc., a Delaware corporation, and any successor in interest thereto.

        "NAVL Offering Memorandum" means the Offering Memorandum of NAVL, dated November 12, 1999, relating to the Senior Subordinated Notes.

        "Net Available Cash": from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 6.8), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Borrower or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Borrower or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.

        "Net Cash Proceeds": with respect to any issuance or sale of any securities of the Borrower or any Subsidiary by the Borrower or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

        "Notice of Default": as defined in Section 8.1.

        "Offering Memorandum": as defined in Section 6.1(a).

        "Officer" means, with respect to the Borrower or any other obligor upon the Loan, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of this Agreement by the Board of Directors).

        "Officer's Certificate" means, with respect to the Borrower or any other obligor upon the Loan, a certificate signed by one Officer of such Person.

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        "Parent" means the Borrower or NAVL, as the case may be.

        "Permitted Holder" means any of the following: (i) any of the Investors, Management Investors, CDR and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by CDR; and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Borrower.

        "Permitted Investment" means an Investment by the Borrower or any Restricted Subsidiary in, or consisting of, any of the following:

          (i)    a Restricted Subsidiary, the Borrower, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (ii)   another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary;

          (iii)  Temporary Cash Investments or Cash Equivalents;

          (iv)  receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

          (v)   any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 6.8;

          (vi)  securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

          (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

          (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 6.5;

          (ix)  pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under Section 6.10;

          (x)   Investments in joint ventures or similar entities that are not Restricted Subsidiaries, or in any Related Business, in an aggregate amount outstanding at any time not to exceed the greater of (x) $15.0 million and (y) 2.5% of Consolidated Tangible Assets;

          (xi)  (1) Investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Borrower or NAVL to a Receivables Subsidiary;

          (xii) bonds secured by assets leased to and operated by the Borrower or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Borrower or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

          (xiii) the Loan or Senior Subordinated Notes;

15

          (xiv) any Investment to the extent made using Capital Stock of the Borrower (other than Disqualified Stock), as consideration;

          (xv) Management Advances and payments in respect thereof,

          (xvi) Agent Guarantees in an aggregate principal amount not exceeding $10.0 million outstanding at any time and payments in respect thereof; and

          (xvii) other Investments in an aggregate amount outstanding at any time not to exceed $10.0 million.

        "Permitted Liens" means:

          (a)   Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Borrower and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or a Subsidiary thereof, as the case may be, in accordance with GAAP;

          (b)   carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

          (c)   pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

          (d)   pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

          (e)   easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

          (f)    Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Borrower or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

          (g)   (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Borrower or any Restricted Subsidiary of the Borrower has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

          (h)   Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with Section 6.5;

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          (i)    Liens arising out of judgments, decrees, orders or awards in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

          (j)    leases, subleases, licenses or sublicenses to third parties;

          (k)   Liens securing (1) Indebtedness Incurred in compliance with clause (b)(i), (b)(iv), (b)(v), (b)(vii) or (b)(viii)(F) of Section 6.5, (2) Bank Indebtedness, (3) commercial bank Indebtedness, (4) the Loan or the Senior Subordinated Notes, (5) Indebtedness or other obligations of any Receivables Entity, (6) the Holding Loan or (7) Management Guarantees;

          (l)    Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Borrower (or at the time the Borrower or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

          (m)  Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (n)   any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

          (o)   Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock": as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

        "Qualified Proceeds" means property or assets that are used, usable or useful in, or a majority of the Voting Stock of any Person engaged in, a Related Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.

        "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is

17

obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

        "Receivables Entity" means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

        "Receivables Financing" means any financing of Receivables of the Borrower or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables to repurchase receivables (including Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles)) arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Receivables Subsidiary" means a Subsidiary of the Borrower that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board of Directors.

        "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and there terms "refinances," "refinanced" and "refinancing" as used for any purpose in this Agreement shall have a correlative meaning.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of this Agreement (other than the Holding Loan) or Incurred in compliance with this Agreement (including Indebtedness of the Borrower that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include Indebtedness of the Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

        "Registration Rights Agreement" means that registration rights agreement, dated the Exchange Date, between the Borrower and the Lenders, pertaining to the registration of the Exchange Notes, substantially in the form of Exhibit B hereto.

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        "Related Business" means those businesses in which NAVL or any of its Subsidiaries is engaged on the date of this Agreement, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

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        "Related Taxes" means any federal, state, foreign, provincial or local withholding taxes paid by the Borrower by virtue of any dividend distributions in respect of the Junior Preferred Stock (other than any such dividend distributions paid in cash).

        "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

        "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to Section 6.6, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment."

        "Restricted Subsidiary" means any Subsidiary of the Borrower (or in the case of NAVL, of NAVL) other than an Unrestricted Subsidiary.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Seller": as defined in the Recitals hereto.

        "Senior Credit Agreement" means the credit agreement dated as of November 19, 1999, among NAVL, any Subsidiaries of NAVL party thereto from time to time, the banks and other financial institutions party thereto from time to time, Banc of America Securities LLC, as syndication agent, and Chase as collateral agent and administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

        "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including the Senior Subordinated Note Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Senior Subordinated Notes" means the 13 3/8% Senior Subordinated Notes of NAVL due 2009, including any Exchange Notes (as defined in the Senior Subordinated Note Indenture), in an aggregate principal amount not exceeding $150.0 million (after giving effect to any issuance of any such Exchange Notes in exchange for any such Senior Subordinated Notes).

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        "Senior Subordinated Note Guarantor" means each Subsidiary of NAVL that has provided a Guarantee of the Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Note Indenture.

        "Senior Subordinated Note Indenture" means the indenture, dated as of November 19, 1999 among NAVL, the initial Senior Subordinated Note Guarantors and State Street Bank and Trust Company as Trustee, as amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, and whether provided under the original Senior Subordinated Note Indenture or one or more other credit agreements, indentures or financing agreements or otherwise).

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

        "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Standard Receivable Obligations" means representations, warranties, covenants, indemnities and other obligations (including Guarantees and Indebtedness) that are reasonably customary in connection with a Financing Disposition (as determined by the Borrower in good faith), including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivable Obligation.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

        "Subordinated Obligations" means any Indebtedness of the Borrower (whether outstanding on the date of this Agreement or hereafter Incurred) that is expressly subordinated in right of payment to the Loan pursuant to a written agreement.

        "Subsidiary": as to any Person, means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

        "Successor Company": as defined in clause (i) of Section 7.1.

        "Temporary Cash Investments" means any of the following: (i) any investment in (x) direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof, or (y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any lender under the Senior Credit Agreement or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P

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or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Borrower or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(v) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution, (vii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, or (viii) similar short-term investments approved by the Board of Directors in the ordinary course of business.

        "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Transactions" means, collectively, the Allied Acquisition, the offering and issuance of the Notes and the Senior Subordinated Notes, the initial borrowings under the Senior Credit Facility, the issuance by the Borrower of Capital Stock as part of the consideration for the Allied Acquisition, the Common Stock Issuance, the Holding Loan, the borrowing under this Agreement and all other related transactions.

        "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 6.6. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation either (x) the Borrower could incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 6.5 or (y) the Consolidated Coverage Ratio of the Borrower would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Lenders by promptly filing with the Lenders a copy of the resolution of the Borrower's Board of Directors giving effect to such designation and an Officer's Certificate of the Borrower certifying that such designation complied with the foregoing provisions.

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        "U.S. Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

        "Vice President": when used with respect to any Person means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title "vice president."

        "Voting Stock": of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

        1.2   Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

        (b)   The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (c)   For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (1)   the terms defined in this Agreement have the meanings assigned to them in this Agreement;

          (2)   "or" is not exclusive;

          (3)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (4)   all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

          (5)   the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

          (6)   words in the singular include the plural, and words in the plural include the singular.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

        2.1   Loans. Subject to the terms and conditions hereof, each Lender agrees to make a portion of the Loan to the Borrower on the Effective Date in an aggregate Accreted Value, and with aggregate

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cash proceeds to the Borrower, equal to such Lender's Commitment. The Loan shall be made in Dollars.

        2.2   Procedure for Borrowing. The Borrower shall give the Lenders irrevocable notice (which notice must be received by the Lenders at or prior to 12:30 P.M., New York City time, on the Effective Date) requesting that the Lenders make the Loan on the Effective Date. Not later than 12:00 Noon, New York City time, on the Effective Date, the Lenders will make available to the Borrower the amount equal to the Lenders' Commitment in immediately available funds.

        2.3   Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Lenders on the Maturity Date (or such earlier date on which the Loan becomes due and payable pursuant to Section 8) the Accreted Value of the Loan, together with accrued and unpaid interest thereon at the rate per annum set forth in subsection 3.1.

        (b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of such Borrower to such Lender resulting from the Loan, including the Accreted Value of the Loan, and amounts of principal and interest payable to such Lender under this Agreement.

SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOAN

        3.1   Interest Rates and Payment Dates. (a) The Loan will accrete at a rate of 16% per annum, compounded semi-annually, to an aggregate principal amount of $75,433,255.15 by December 1, 2004. Thereafter, interest will accrue at a rate of 16% per annum, payable semiannually in cash on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing June 1, 2005, to the Lenders at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date. Interest on the Loan will accrue from the date it was most recently paid or, if no interest has been paid, from December 1, 2004.

        (b)   Interest shall be payable in arrears on each Interest Payment Date and on the Maturity Date.

        3.2   Prepayment. Any portion of the Loan held by Chase Securities Inc. or Blue Ridge (or any Affiliate of either such Lender) may be prepaid at any time in whole or in part at a price equal to the Accreted Value thereof on the date of repayment. In addition, the Loan may be prepaid, at the Borrower's option, in whole or in part, and from time to time on and after the date hereof and prior to maturity at the following prepayment rates (expressed as a percentage of Accreted Value), plus accrued and unpaid interest, if any, to the relevant prepayment date if redeemed during the 12-month period commencing on December 1 of the years set forth below:

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Period	Redemption Price
1999	105%
2000	105%
2001	105%
2002	108%
2003	108%
2004	108%
2005	105.333%
2006	102.667%
2007 and thereafter	100.000%

Such prepayment may be made upon notice mailed by first-class mail to each Lender's registered address in accordance with Section 9.3. All prepayments pursuant to this Section 3.2 shall be made on a pro rata basis.

        3.3   Computation of Interest and Fees. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months.

        3.4   Payments. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest or otherwise, shall be made without set-off, counterclaim or other deduction and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to each Lender at such Lender's office specified in subsection 9.2, in Dollars and in immediately available funds. Payments received by the Lenders after such time shall be deemed to have been received on the next Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

        3.5   Exchange of the Loan for Exchange Notes. (a) On any Business Day on or after December 1, 1999 and prior to the date that is 90 days after the Issue Date, all (but not less than all) of the Lenders may elect to exchange all (but not less than all) of the Loan for one or more Exchange Notes by giving not less than five Business Days' prior irrevocable written notice of such election to the Borrower and the Trustee specifying the name of each proposed registered holder and, subject to the terms of the Indenture, the amount of each Exchange Note requested (each such notice, an "Exchange Notice")

        The Exchange Notice shall contain the following agreements and representations of each exchanging Lender:

            (i)  Such Lender is an "accredited investor" within the meaning of Regulation D under the Securities Act.

           (ii)  Such Lender acknowledges that the Exchange Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Such Lender represents and agrees that it has offered and sold the Exchange Notes and will offer and sell the Notes only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Lender nor its affiliates, nor any persons acting on its or their behalf, has engaged or will engage in any directed selling efforts with respect to the Exchange Notes, and such Lender, its affiliates and all persons acting on its or their behalf has complied and will comply with the offering restrictions requirement of Regulation S. Such Lender agrees that, at or prior to confirmation of sale of the Exchange Notes, other than a sale pursuant to Rule 144A, such Lender will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that

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  purchases the Exchange Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

          "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons as part of their distribution at any time except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act."

        Terms used in this subsection (ii) have the meanings given to them by Regulation S.

          (iii)  Such Lender agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Exchange Notes except for any such arrangements with the other Lender or affiliates of the other Lender or with the prior written consent of the Borrower.

          (iv)  Such Lender agrees that it and each of its affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (1) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Such Lender agrees, with respect to resales made in reliance on Rule 144A of any of the Exchange Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Exchange Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

           (v)  Prior to or simultaneously with any confirmation of sale to any purchaser in the initial resale of the Exchange Notes by such Lender or its affiliate, such Lender or its affiliate will deliver to each such purchaser of the Exchange Notes in connection with its original resale of the Exchange Notes a copy of the Offering Memorandum as amended and supplemented at the date of such delivery.

          (vi)  Such Lender represents and agrees that (1) it has not offered or sold and prior to the date six months after the date of issue of the Exchange Notes will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Exchange Notes in, from or otherwise involving the United Kingdom; and (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Exchange Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

         (vii)  Each Lender, severally and not jointly, represents and agrees with respect to sales outside the United States that:

            (1)   such Lender understands that no action has been or will be taken in any country or jurisdiction by the Borrower that would permit a public offering of the Exchange Notes or possession or distribution of the Offering Memorandum or any offering or publicity material relating to the Exchange Notes in any country or jurisdiction where action for that purpose is required;

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            (2)   such Lender has not made any offer or taken any other action that would require the Borrower to take any action, including, without limitation, to make any filings with respect to the Exchange Notes in any country or jurisdiction; and

            (3)   such Lender will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Exchange Notes or has in its possession or distributes the Offering Memorandum or any such other material, in all cases at its own expense.

        (b)   The Loan exchanged for Exchange Notes pursuant to this Section 3.5 shall be deemed, and shall be, repaid and canceled and the Exchange Notes so issued shall be governed by and construed in accordance with the provisions of the Indenture.

        (c)   Not later than the fifth Business Day after delivery to the Borrower of the Exchange Notice (i) (but subject to satisfaction of the conditions set forth below in this Section 3.5(c)), the Borrower shall issue, and shall use reasonable best efforts to cause the Trustee to authenticate, Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Loan, registered in the name(s) requested in the Exchange Notice and (ii) the Borrower and the Lenders shall execute and deliver the Registration Rights Agreement. The Borrower's obligation to issue the Exchange Notes shall be subject to the accuracy of the representations and warranties on the part of each Lender herein, in the Registration Rights Agreement and in the Exchange Notice and to the performance by each Lender of its obligations hereunder, under the Registration Rights Agreement and under the Exchange Notice.

        (d)   Accrued interest, if any, on the Loan so exchanged shall be canceled and the Exchange Notes received in such exchange shall bear interest, if any, from and including the most recent date to which interest has been paid on the Loan so exchanged. The Accreted Value (as defined in the Indenture) of each Exchange Note shall equal the Accreted Value of the corresponding Loan or portion thereof exchanged for such Exchange Note.

        (e)   On the day that is 90 days after the Issue Date, the Lenders shall be deemed to have delivered an Exchange Notice and to have made all the agreements and representations required by Section 3.5(a). The Loan shall thereupon be exchanged for Exchange Notes as and when provided in this Section 3.5.

SECTION 4. REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Lenders that:

        (a)   On the Exchange Date, the Indenture will have been duly authorized, executed and delivered by the Borrower, the Exchange Notes will have been duly authorized by the Borrower and the Indenture and such Exchange Notes will constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (b)   The NAVL Offering Memorandum, as of the date of this Agreement, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The preceding sentence does not apply to statements in or omissions from the NAVL Offering Memorandum based upon written information furnished to the Borrower by any Lender or any affiliate of any Lender (including Banc of America Securities LLC and Chase Securities Inc.) specifically for use therein.

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        (c)   The Borrower has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business; and the Borrower is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in such jurisdiction in which the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial or other) of the Borrower and the Borrower's consolidated Subsidiaries taken as a whole (a "Material Adverse Effect").

        (d)   Except as would not reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Borrower has been duly incorporated and is validly existing and, with respect to U.S. entities, in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the NAVL Offering Memorandum; and each such Subsidiary of the Borrower is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (except as would not reasonably be expected to have a Material Adverse Effect); all of the issued and outstanding capital stock of each such Subsidiary of the Borrower has been duly authorized and validly issued and is fully paid and nonassessable (except as would not reasonably be expected to have a Material Adverse Effect); and as of the Issue Date, the capital stock of each such Subsidiary will be owned by the Borrower, directly or through Subsidiaries, free and clear of any lien, encumbrance, defect, charge, security interest, restriction upon voting or transfer or any other claim of any third party, except as (i) would not reasonably be expected to have a Material Adverse Effect or (ii) may arise pursuant to the Senior Credit Facility in connection with the transactions contemplated thereunder.

        (e)   This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and similar laws relating to or affecting creditors' rights and to general equitable principles and (ii) limitations with respect to enforceability of provisions providing for indemnification or contribution, arising under applicable law (including court decisions) or public policy.

        (f)    On the Exchange Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Borrower and, upon such execution and delivery, will constitute the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and similar laws relating to or affecting creditors' rights and to general equitable principles and (ii) limitations with respect to enforceability of provisions providing for indemnification or contribution, arising under applicable law (including court decisions) or public policy.

        (g)   No consent, approval, authorization, or order of, or filing, registration or qualification with, any governmental agency or body or any court or arbitrator is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Exchange Notes by the Borrower, except for (i) such consents, approvals, authorizations, filings, registrations or qualifications as may be required to be obtained or made under the Securities Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and applicable state securities laws as provided in the Registration Rights Agreement, (ii) such consents, approvals, authorizations, orders or filings as have been made or obtained or the failure of which to be obtained would not reasonably be expected to have a Material Adverse Effect, or (iii) as disclosed in the NAVL Offering Memorandum.

        (h)   The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture (collectively, the "Transaction Documents"), and the issuance,

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authentication, sale and delivery of the Exchange Notes and compliance with the terms and provisions hereof and thereof (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Borrower or any of its Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound or to which any of the property or assets of the Borrower or any of its Subsidiaries is subject, (B) will not result in any violation of the provisions of the charter or by-laws, or equivalent constituent documents, of the Borrower or any of its Subsidiaries and (C) will not result in the violation of the provisions of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Borrower or any of its Subsidiaries or any of their respective properties or assets, except in each case under clauses (A), (B) and (C) where such breach, violation, default, lien, charge or encumbrance would not reasonably be expected to have a Material Adverse Effect; and, on the Issue Date, the Borrower will have corporate power and authority (i) to execute and deliver the Transaction Documents and (ii) to enter into the Loan and issue the Exchange Notes as contemplated by this Agreement.

        (i)    Except as disclosed in the NAVL Offering Memorandum, the Borrower and its Subsidiaries have good and marketable title to all real properties and good and valid title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects not permitted by the Indenture, except for such failures to have such title and for such liens, encumbrances and defects as would not reasonably be expected to have a Material Adverse Effect; and except as disclosed in the NAVL Offering Memorandum, the Borrower and its Subsidiaries hold any leased real or personal property under valid and enforceable leases, except as would not reasonably be expected to have a Material Adverse Effect.

        (j)    The Borrower and its Subsidiaries possess adequate licenses, certificates, authorities or permits issued by and have made all material declarations and filings with, the appropriate governmental agencies or bodies necessary or desirable for the ownership of their properties or to conduct the business now operated by them except for any that must be transferred or reapplied for as a result of the Allied Acquisition, and except as would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

        (k)   No labor dispute with the employees of the Borrower or any Subsidiary thereof exists or, to the best knowledge of the Borrower, is contemplated or threatened that would reasonably be expected to have a Material Adverse Effect.

        (l)    Except as disclosed in the NAVL Offering Memorandum, (i) the Borrower and its Subsidiaries own, possess or can acquire all adequate rights to use all material trademarks, service marks, trademark registrations, service mark registrations, trade names and other rights to inventions, know-how, patents, patent applications, copyrights, licenses and other intellectual property, including (without limitation) trade secrets and other unpatented and/or patentable proprietary or confidential information, systems or procedures, (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, except to the extent that the failure to own, possess or acquire such adequate rights would not reasonably be expected to have a Material Adverse Effect and (ii) no claim has been asserted and is pending claiming that the intellectual property rights infringe on or conflict with asserted rights of others that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

        (m)  Except as disclosed in the NAVL Offering Memorandum, neither the Borrower nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, decision or order of any

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governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any applicable environmental laws, is liable for any off-site disposal or contamination pursuant to any applicable environmental laws, or is subject to any claim relating to any applicable environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

        (n)   Except as disclosed in the NAVL Offering memorandum, there are no pending actions, suits or proceedings against or affecting the Borrower, any of its Subsidiaries or any of their properties that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or would materially and adversely affect the ability of the Borrower to perform its obligations under the Indenture or this Agreement.

        (o)   The historical consolidated financial statements of NAVL and its predecessor (including the related notes) contained in the NAVL Offering Memorandum have been prepared in accordance with generally accepted accounting principles in the United States and the historical consolidated financial statements of NFC Moving Services Group contained in the NAVL Offering Memorandum have been prepared in accordance with generally accepted accounting principles in the United Kingdom, each consistently applied throughout the periods covered thereby except as disclosed in the notes thereto and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; the assumptions used in preparing the pro forma financial statements included in the NAVL Offering Memorandum provide a reasonable basis for presenting the estimated effects of the transactions or events described therein; and the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

        (p)   Except as disclosed in the NAVL Offering Memorandum, since the date of the latest audited financial statements included in the NAVL Offering Memorandum, there has not been any development or event that would reasonably be expected to have a Material Adverse Effect (it being understood that the Borrower makes no representation and warranty concerning any adverse change in the U.S. or global financial or capital markets).

        (q)   The Borrower is not an open-end investment company, unit investment trust or face-amount certificate company that is required to be registered under Section 8 of the Investment Company Act; and the Borrower is not, and after giving effect to the Allied Acquisition and the offering and sale of the Exchange Notes and the application of the proceeds thereof as described in the Offering Memorandum will not be, an "investment company" as defined in the Investment Company Act that is required to be registered as such thereunder.

        (r)   No securities of the Borrower of the same class (within the meaning of Rule 144A (d)(3) under the Securities Act) as the Exchange Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

        (s)   The issuance of the Exchange Notes by the Borrower to the Lenders in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify the Indenture in respect of the Exchange Notes under the United States Trust Indenture Act; provided that the foregoing representation and warranty assumes the accuracy of the representations, warranties and agreements of the Lenders contained in this Agreement and in the Exchange Notice.

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        (t)    None of the Borrower, any of its affiliates or any person (it being understood that no representation is made as to either Lender or any affiliate thereof) acting on their behalf (i) has, within a six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such term is defined in Regulation S) the Exchange Notes or any security of the same class or series as the Exchange Notes, other than as contemplated hereby or by the Offering Memorandum or (ii) has offered or will offer or sell the Exchange Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. Each of the Borrower, any of its affiliates and any person (it being understood that no representation is made as to either Lender or any affiliate thereof) acting on their behalf has complied and will comply with the offering restrictions requirement of Regulation S. The Borrower has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for (1) this Agreement, (2) each agreement dated as of November 11, 1999, among the Borrower, NAVL, the Lenders and, as the case may be, the other parties thereto, including without limitation the Commitment and Engagement Letter (as defined therein), the Fee Letter (as defined therein) and that certain letter referred to in the Fee Letter pertaining to additional fees, expenses and other matters and (3) other agreements or understandings with the Lenders and/or their respective affiliates, in the case of each of clauses (1), (2) and (3) prior to their respective terminations.

        (u)   On the Closing Date, the Borrower (immediately after and giving effect to the Allied Acquisition and to the issuance of the Notes and the other transactions related thereto as described in the NAVL Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular entity and to a particular date, that on such date (a) on a pro forma basis, the present fair market value (or present fair saleable value) of such entity's assets is not less than the Borrower's probable liabilities (including contingent liabilities); (b) such entity should be able to pay its debts as they become absolute and mature; and (c) the capital remaining in such entity would not be unreasonably small for the business in which such entity is engaged after giving due consideration to the prevailing practice in the industry in which such entity is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        (v)   Neither the Borrower nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Lenders for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Exchange Notes, other than the fees payable to the Lenders or their respective affiliates in connection with the offer and sale of the Exchange Notes.

        (w)  The Borrower and its affiliates have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Exchange Notes.

        (x)   Except as disclosed in the NAVL Offering Memorandum, the proceeds to the Borrower from the offering of the Exchange Notes will not be used to purchase or carry any security.

        (y)   Neither the Borrower nor any of its Subsidiaries is (i) in violation of its charter or by-laws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject,

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except in each case of clauses (i), (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

        (a)   Each Lender represents and warrants to the Borrower that, independently and without reliance upon any other Lender, and based on such documents and information as such Lender has deemed appropriate, it has made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, it has made its own decision to make the Loan hereunder and enter into this Agreement, and it will make its own decisions in taking or not taking action under this Agreement.

        (b)   Each Lender represents and warrants to the Borrower that such Lender is a commercial bank or other financial institution that is an "accredited investor" (as defined in Regulation D under the Securities Act) and makes or acquires commercial loans in the ordinary course of its business, it is participating hereunder as a Lender for such commercial purposes in compliance with applicable law, and it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder.

        (c)   Each Lender acknowledges and agrees to comply with the provisions of Section 9.6 applicable to the Lenders hereunder.

SECTION 5. CONDITIONS PRECEDENT

        5.1   Conditions of the Obligations of the Lenders. The obligations of the Lenders to make the Loan will be subject to the accuracy of the representations and warranties on the part of the Borrower herein, to the accuracy of the statements of officers of NAVL made pursuant to the provisions hereof, to the performance by the Borrower of its obligations hereunder and to the following additional conditions to be satisfied on the date hereof or (except in the case of clauses (e), (f), (g) and (h) below) as soon as reasonably practicable after the date hereof:

        (a)   The Lenders shall receive an opinion, dated the date hereof, of Debevoise & Plimpton, counsel for the Borrower, in form and substance reasonably satisfactory to the Lenders.

        (b)   The Lenders shall receive an opinion, dated the date hereof, of Ralph A. Ford, Esq., general counsel of the Borrower, in form and substance reasonably satisfactory to the Lenders.

        (c)   The Lenders shall receive from Latham & Watkins, counsel for the Lender, such opinion or opinions, dated the date hereof, with respect to the validity of this Agreement, and other related matters as Chase may reasonably require, and the Borrower shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

        (d)   The Borrower shall furnish to the Lender a certificate, dated the date hereof, of its chief executive officer or any vice president and a principal financial or accounting officer in which such officers, to the best of their knowledge and after reasonable investigation shall state that (i) as of the date hereof, the representations and warranties of the Borrower in this Agreement are true and correct in all material respects, the Borrower has in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the date hereof, (ii) the NAVL Offering Memorandum did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date thereof, no event has occurred which should have been set forth in a supplement or amendment to the NAVL Offering Memorandum and (iii) subsequent to the date of the most recent financial statements contained in the NAVL Offering Memorandum, there has been no material adverse change, nor any development or event that, in his reasonable judgment, would reasonably be expected to result in a material adverse change, in the condition (financial or other), business, properties, results of operations or business of the Borrower

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and its subsidiaries taken as a whole, except as set forth in or contemplated by the NAVL Offering Memorandum or as described in such certificate.

        (e)   The Allied Acquisition shall have been consummated substantially as described in the NAVL Offering Memorandum.

        (f)    The Senior Credit Facility shall have been entered into by NAVL, and the Lenders shall have received a copy thereof.

        (g)   The agreement providing for the Holding Loan shall have been entered into by the Borrower.

        (h)   Subsequent to the execution of this Agreement, there shall not have occurred any event, occurrence, fact or change that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, operations, assets, liabilities, or results of operations of the Borrower and its subsidiaries and the Acquired Business, taken as a whole since March 31, 1999 (including any event, occurrence, fact, condition or change resulting from economic recession, war or other major global turmoil), provided, however, that any adverse change in the U.S. or global financial or capital markets shall not alone constitute such an event, occurrence, fact or change (i.e., no "Market-out").

        (i)    The Borrower shall furnish to the Lenders such additional documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the drawdown of the Loan as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

        (j)    The Borrower will furnish the Lenders with such conformed copies of such opinions, certificates, letters and documents as the Lenders reasonably request.

        A Lender may waive compliance with any condition to its obligations hereunder.

SECTION 6. COVENANTS

        A.    The Borrower agrees with the Lenders that:

        6.1   (a)    The Borrower will use reasonable best efforts to provide to the Lenders an offering memorandum relating to the Exchange Notes on or before November 30, 1999 (the "Offering Memorandum"), in the form of a wrap around supplement to the NAVL Offering Memorandum (which may be word processed) the substance of which is, in the reasonable judgment of the Lenders and CDR, usual and customary for similar financings. The Offering Memorandum will not, as of its date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Memorandum based upon written information furnished to the Borrower by any Lender or any affiliate of any Lender (including Banc of America Securities LLC and Chase Securities Inc.) specifically for use therein. The Offering Memorandum, as of its date, will contain all of the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser by the Company pursuant to Rule 144A(d)(4) under the Securities Act.

        (b)   The Borrower will advise the Lenders promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplementation without the Lenders' consent (which consent shall not be unreasonably withheld). If, at any time after the Loan has been exchanged for Exchange Notes, and prior to the completion of the initial resale of the Exchange Notes by the Lenders, any event occurs as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they

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were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Memorandum to comply with any applicable law, the Borrower promptly will notify the Lenders of such event and promptly will prepare, as its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Lenders' consent to, nor the Lenders' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

        (c)   The Borrower will furnish to the Lenders or their counsel copies of the Offering Memorandum and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lenders or their counsel reasonably request. At any time when the Exchange Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and the Borrower is not subject to Section 13 or 15(d) of the Exchange Act, the Borrower will promptly furnish or cause to be furnished, upon request of holders and prospective purchasers of the Exchange Notes, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Exchange Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Exchange Notes. The Borrower will pay the expenses of printing and distributing to the Lenders and their counsel all such documents.

        (d)   The Borrower will arrange for the qualification of the Exchange Notes for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Lenders reasonably designate and will continue such qualifications in effect so long as reasonably required for the initial resale of the Exchange Notes by the Lenders; provided that the Borrower will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or other jurisdiction or to subject itself to taxation in respect of doing business in any state or other jurisdiction in which it is not otherwise so subject.

        (e)   During the period of two years after the Issue Date, the Borrower will, upon request, make available to the Lenders and any holder of Notes a copy of the restrictions on transfer applicable to the Exchange Notes.

        (f)    During the period of two years after the Issue Date, the Borrower will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Exchange Notes that have been reacquired by any of them, except for Exchange Notes purchased by the Borrower or any of its affiliates and resold in a transaction registered under the Securities Act.

        (g)   The Borrower will pay all reasonable expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Exchange Notes, the preparation, printing and distribution of this Agreement, the Exchange Notes, the Indenture, the Registration Rights Agreement, the Offering Memorandum and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Notes; (iii) the cost of qualifying the Notes for trading in The Portal Market ("PORTAL") of The Nasdaq Stock Market, Inc. and any expenses incidental thereto; (iv) the cost of any advertising approved by the Borrower in connection with the issue of the Exchange Notes; (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Exchange Notes for sale under the laws of such jurisdictions in the United States as Blue Ridge reasonably designates, and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Exchange Notes; (vii) for expenses incurred in distributing the Offering Memorandum (including any amendments and supplements thereto) to the Lenders; (viii) fees and expenses of the Borrower's counsel and independent accountants; (ix) all expenses and application fees incurred in the approval of

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the Notes for book-entry transfer by the Depositary Trust Company ("DTC"); and (x) all other costs and expenses incident to the performance of the obligations of the Borrower under this Agreement which are not otherwise specifically provided for in this Section 6(g); provided, however, that except as provided in the last sentence of this Section 6(g) and Section 9, the Lenders shall pay their own costs and expenses, including the costs and expenses of their counsel, any taxes on the Notes which they may sell and the expenses of advertising and offering of the Notes made by the Lenders. The Borrower will also pay or reimburse the Lenders (to the extent incurred by them prior to the Issue Date) for all reasonable travel expenses of the Borrower's officers and employees and any other reasonable expenses of the Borrower in connection with attending or hosting meetings with prospective purchasers of the Exchange Notes.

        (h)   In connection with the initial offering of the Exchange Notes, until the earlier of (i) such time as Blue Ridge shall have notified the Borrower and the other Lender of the completion by the Lenders of the initial resale of the Exchange Notes and (ii) 180 days after the Issue Date, none of the Borrower and its affiliates has or will, either alone or with one or more other persons, bid for or purchase, for any account in which it has a beneficial interest, any Exchange Notes or attempt to induce any person to purchase any Exchange Notes, in any such case for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Exchange Notes. Blue Ridge agrees to give such notice promptly upon such completion.

        (i)    For a period of 180 days after the Issue Date (if the sale of the Notes by the Borrower to the Lenders shall have occurred), the Borrower will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any dollar denominated debt securities issued or guaranteed by the Borrower and having a maturity of more than one year from the date of issue, except (i) issuances of Exchange Securities pursuant to the Registration Rights Agreement, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Exchange Notes pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or (iii) Promissory notes or other debt securities issued or guaranteed in immaterial amounts in the ordinary course of business.

        (j)    The Borrower will use its reasonable best efforts to assist the Lenders in arranging for the Exchange Notes to be eligible for clearance and settlement through DTC.

        (k)   Except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, the Borrower will not, and will cause its affiliates not to, nor will authorize or knowingly permit any person acting on its behalf to, solicit any offer to buy or offer to sell the Exchange Notes by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Borrower will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor afforded by Regulation S thereunder to cease to be applicable to the offering and sale of the Exchange Notes as contemplated by this Agreement and the Offering Memorandum.

        (l)    The Borrower will apply the net proceeds from the Loan as set forth in the NAVL Offering Memorandum under the heading "Use of Proceeds."

        (m)  The Borrower will not, and will not cause its affiliates to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Exchange Notes in a manner which would require registration of the Exchange Notes under the Securities Act.

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        B.    In addition, the Borrower hereby agrees that, from and after the Effective Date and until payment in full of the Loan and any other amount then due and owing to either Lender hereunder, the Borrower shall:

        6.2   Payment of Principal, Premium and Interest. The Borrower will duly and punctually pay the principal of (and premium, if any) and interest on the Loan in accordance with the terms of this Agreement.

        6.3   SEC Reports. Notwithstanding that the Borrower may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Borrower will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as the Loan is outstanding, the annual reports, information, documents and other reports (if any) that the Borrower is required to file with the Commission pursuant to such Section 13(a) or 15(d). The Borrower will also, within 15 days after the date on which the Borrower was so required to file or would be so required to file if the Borrower were so subject (or, if later, 120 days after the Issue Date), transmit by mail to the Lenders copies of any such information, documents and reports (without exhibits) so required to be filed (or, in lieu of one or more of the annual reports for the fiscal year ended December 25, 1999 and the quarterly reports for the following fiscal year, a registration statement filed with the SEC under the Securities Act or any amendment thereto, provided such registration statement or amendment contains the information that would have been included in each such report).

        6.4   Statement as to Default. The Borrower will deliver to the Lenders, within 120 days after the end of each fiscal year of the Borrower ending after the date hereof, an Officer's Certificate, to the effect that to the best knowledge of the signer thereof the Borrower is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Agreement (without regard to any period of grace or requirement of notice provided hereunder) and, if the Borrower shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. The individual signing any certificate given by any Person pursuant to this Section 6.4 shall be the principal executive, financial or accounting officer of such Person.

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        6.5    Limitation on Indebtedness.

        (a)   The Borrower will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Borrower or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio of the Borrower would be greater than 1.75:1.00 if such Indebtedness is Incurred on or prior to December 1, 2001 or 2.00:1.00 if such Indebtedness is Incurred thereafter; and NAVL or any Senior Subordinated Note Guarantor may Incur Indebtedness if, on the date of Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, (x) the Consolidated Coverage Ratio of NAVL would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to December 1, 2001 or 2.25:1.00 if such Indebtedness is Incurred thereafter and (y) the aggregate principal amount of Indebtedness of the Borrower then outstanding and incurred after the Issue Date (that is not Indebtedness of NAVL or any Restricted Subsidiary, or a Guarantee of any such Indebtedness) does not exceed $50.0 million.

        (b)   Notwithstanding the foregoing paragraph (a) of this Section 6.5, the Borrower and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i)    Indebtedness Incurred pursuant to Credit Facilities (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and (without limiting the foregoing) any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding in the aggregate the amount equal to the sum of (x) $475.0 million and (y) the aggregate amount by which the Borrowing Base determined as of the date of such Incurrence exceeds $245.0 million (plus in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing) less the aggregate principal amount of Indebtedness Incurred pursuant to this clause (b)(i) under the Credit Facilities (or any refinancing thereof) that is permanently repaid pursuant to Section 6.8;

          (ii)   Indebtedness (A) of any Restricted Subsidiary to the Borrower or (B) of the Borrower or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Borrower or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof,

          (iii)  Indebtedness represented by the Loan, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees, any Indebtedness (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Issue Date any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) of this Section 6.5;

          (iv)  Purchase Money Obligations and Capitalized Lease Obligations of NAVL and its Restricted Subsidiaries, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to the greater of (x) $35.0 million and (y) 5% of Consolidated Tangible Assets;

          (v)   Indebtedness of any Person that is assumed by NAVL or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by NAVL or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, NAVL could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above of this Section 6.5; and any Refinancing Indebtedness with respect to any such Indebtedness;

37

          (vi)  (A) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Borrower or any Restricted Subsidiary (other than any Indebtedness incurred by the Borrower or such Restricted Subsidiary, as the case may be, in violation of this Section 6.5), or (B) without limiting Section 6.10, Indebtedness of the Borrower or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Borrower or any Restricted Subsidiary (other than any Indebtedness incurred by the Borrower or such Restricted Subsidiary, as the case may be, in violation of this Section 6.5);

          (vii) Indebtedness of the Borrower or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person (including pursuant to the Allied Acquisition);

          (viii) Indebtedness of the Borrower or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations entered into for bona fide hedging purposes in the ordinary course of business, (D) Management Guarantees, (E) Agent Guarantees in an aggregate principal amount not exceeding $10.0 million outstanding at any time, or (F) the financing of insurance premiums in the ordinary course of business;

          (ix)  Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition, which Indebtedness is, except for Standard Receivables Obligations, otherwise without recourse to the Borrower or any Restricted Subsidiary of the Borrower (other than any Receivables Subsidiary);

          (x)   Indebtedness of a Foreign Subsidiary of NAVL if, on the date of Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, (x) the Consolidated Coverage Ratio of NAVL would be at least 2.25:1.00 and (y) if, as a result of such Incurrence, such Foreign Subsidiary shall then become subject to any restriction or limitation (under any agreement or instrument governing such Indebtedness) on its ability to pay dividends or make other distributions to the NAVL, the Foreign Subsidiary Coverage Ratio would be greater than 2.75:1.00; provided, that if such Indebtedness is not incurred pursuant to the preceding clause (y), such Indebtedness shall not be amended, modified or otherwise supplemented such that such Foreign Subsidiary will become subject to any such restriction or limitation referred to in such clause unless such Indebtedness could then be Incurred pursuant to such clause; and any Refinancing Indebtedness with respect to any such Indebtedness; and

          (xi)  Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to $45.0 million.

        (c)   For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 6.5, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 6.5) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar

38

instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) of this Section 6.5, the Borrower, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        (d)   For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Borrower's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        6.6    Limitation on Restricted Payments.

        (a)   The Borrower shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which NAVL or any Restricted Subsidiary is a Party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Borrower or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment:

          (1)   a Default shall have occurred and be continuing (or would result therefrom);

          (2)   the Borrower could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 6.5; or

39

          (3)   the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

          (A)  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from September 30, 1999 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Borrower are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

          (B)  the aggregate Net Cash Proceeds and the fair market value of Qualified Proceeds received (x) by the Borrower as capital contributions to the Borrower after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date or (y) by the Borrower or any Restricted Subsidiary from the issuance and sale by the Borrower or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Borrower (other than Disqualified Stock), plus the amount of cash and the fair market value of Qualified Proceeds received by the Borrower or any Restricted Subsidiary upon such conversion or exchange;

          (C)  the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary (in each case, in the form of cash, Cash Equivalents or Qualified Proceeds), or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

          (D)  in the case of any disposition or repayment of any Investment (in each case, in the form of cash, Cash Equivalents or Qualified Proceeds) constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments.

        (b)   The provisions of paragraph (a) of this Section 6.6 will not prohibit any of the following (each, a "Permitted Payment"):

          (i)    any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Borrower or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or conversion into, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or out of the proceeds of a substantially concurrent capital contribution to the Borrower; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (B) of the preceding paragraph (a) of this Section 6.6;

          (ii)   any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (x) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Refinancing Indebtedness Incurred in compliance with Section 6.5; (y) from Net Available Cash to the extent permitted by Section 6.8; or (z) to the extent required by the agreement governing such Subordinated Obligations only following the occurrence of a

40

  Change of Control (or, in the case of Acquired Debt, any similar event), but only if in each case, the Borrower shall have complied with Section 6.11 and, if required, repaid pursuant to the offer to the Loan required thereby, prior to purchasing or repaying such Subordinated Obligations;

          (iii)  dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a) of this Section 6.6;

          (iv)  the repurchase or other acquisition of the Borrower's Capital Stock (including any options, warrants or other rights in respect thereof) from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances equal to (A) $12.5 million plus (B) $2.5 million multiplied by the number of calendar years that have commenced since the Issue Date plus (C) the Net Cash Proceeds received by the Borrower since the Issue Date from, or as a capital contribution from, the issuance or sale of Capital Stock (including any options, warrants or other rights in respect thereof but excluding Disqualified Stock), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a) of this Section 6.6;

          (v)   dividends on the common stock or equity of the Borrower or NAVL following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Borrower or NAVL in or from such public offering;

          (vi)  Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $10.0 million (net of repayments of any such loans or advances);

          (vii) (A) payments of Related Taxes, (B) any reduction in the liquidation preference of any Junior Preferred Stock in accordance with the terms thereof as in effect on the Issue Date and as amended from time to time provided that, as so amended, such terms are not materially adverse relative to the terms in effect on the Issue Date, or (C) payments to holders of Capital Stock of the Borrower or NAVL in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 in the aggregate outstanding at any time;

          (viii) the distribution, as a dividend or otherwise, of Investments in Unrestricted Subsidiaries (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to the definition of Permitted Investments other than pursuant to clause (xvii) of such definition);

          (ix)  the Transactions;

          (x)   any purchase, redemption, retirement or other acquisition of Capital Stock that may be deemed to occur upon exercise of stock options, warrants or similar rights to the extent such Capital Stock represents all or part of the exercise price thereof; and

          (xi)  any Investment by NAVL or any Restricted Subsidiary of NAVL that when made would not exceed (A) the aggregate amount of Investments that would then be permitted under paragraph (a) of Section 4.08 of the Senior Subordinated Note Indenture as in effect on the Issue Date (whether or not such paragraph is then in effect in such form), minus (B) the aggregate amount of Investments made by the Borrower or a Restricted Subsidiary thereof (other than NAVL or a Restricted Subsidiary thereof) then outstanding pursuant to paragraph (a) of this Section 6.6 in excess of $10.0 million.

provided, that (A) in the case of clauses (iii), (v) and (xi) the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause (iv), 50% of the amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) with respect to clauses (v) and

41

(vi), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

        6.7   Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Borrower, (ii) make any loans or advances to the Borrower or (iii) transfer any of its property or assets to the Borrower, except any encumbrance or restriction;

          (1)   pursuant to an agreement or instrument in effect at or entered into on the Issue Date (including, without limitation, the Senior Credit Facility), the Senior Subordinated Note Indenture, the Senior Subordinated Notes, or this Agreement;

          (2)   pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or which agreement or instrument is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation), provided that for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor Company;

          (3)   pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this Section 6.7 or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Borrower);

          (4)   (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business) or (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or such Restricted Subsidiary;

42

          (5)   with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

          (6)   required by any applicable law, rule, regulation or order or by any regulatory authority having jurisdiction over the Borrower or any Restricted Subsidiary or any of their businesses;

          (7)   pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 6.5, if the Borrower determines in good faith that the encumbrances and restrictions contained in the agreements and instruments relating to such Indebtedness, taken as a whole, are not materially less favorable to the Lenders than encumbrances and restrictions contained in the agreements and instruments referred to in clause (1) of this Section 6.7, (B) relating to Indebtedness of a Foreign Subsidiary incurred pursuant to clause (b)(i) or (b)(x) of Section 6.5, (C) relating to a sale of accounts receivable by a Foreign Subsidiary on customary terms (as determined in good faith by the Borrower) or (D) relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity; or

          (8)   pursuant to an agreement or instrument relating to other Indebtedness of NAVL outstanding on the date of this Agreement or permitted to be Incurred under this Agreement.

        6.8    Limitation on Sales of Assets and Subsidiary Stock.

        (a)   The Borrower will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

          (i)    the Borrower or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $10.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

          (ii)   in the case of any Asset Disposition (or series of related Asset Dispositions) at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions) of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Borrower or such Restricted Subsidiary is in the form of (a) cash, or (b) Designated Noncash Assets having an aggregate fair market value, taken together with all other Designated Noncash Assets received in consideration for Asset Dispositions pursuant to this clause (b) that are at the time outstanding, not to exceed the greater of (x) 5% of Consolidated Tangible Assets and (y) $35.0 million at the time of receipt of such Designated Noncash Assets; and

          (iii)  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Borrower (or any Restricted Subsidiary, as the case may be) as follows:

            (A)  first, either (x) to the extent the Borrower elects to prepay, repay or purchase Indebtedness of the Borrower (other than Subordinated Obligations) ranking pari passu with the Loan or Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Borrower or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition, or (y) to the extent the Borrower or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a

43

    Restricted Subsidiary with Net Available Cash received by the Borrower or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition;

            (B)  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer to repay the Loan and (to the extent the Borrower or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Indebtedness ranking pari passu in right of payment with the Loan ("Pari Passu Indebtedness"), pursuant and subject to the conditions of this Agreement and the agreements governing such other Indebtedness; and

            (C)  third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of this Agreement) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Borrower or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

        Notwithstanding the foregoing provisions of this Section 6.8, the Borrower and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 6.8 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 6.8 exceeds $15.0 million. If the aggregate principal amount of the Loan and Pari Passu Indebtedness validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Loan and such Pari Passu Indebtedness, with the portion of the Excess Proceeds payable in respect of the Loan to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Loan and the denominator of which is the sum of the outstanding principal amount of the Loan and the outstanding principal amount of the relevant Pari Passu Indebtedness, and (y) the aggregate principal amount of Loan validly tendered and not withdrawn.

        For the purposes of clause (ii) of the first paragraph of this Section 6.8, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Borrower (other than Disqualified Stock of the Borrower) or any Restricted Subsidiary and the release of the Borrower or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days after the consummation of such Asset Disposition and (5) consideration consisting of outstanding Indebtedness of the Borrower or a Restricted Subsidiary which is then retired.

        (b)   In the event of an Asset Disposition that requires the repayment of the Loan pursuant to clause (iii)(B) of the first paragraph of this Section 6.8, the Borrower will be required to repay the Loan pursuant to an offer by the Borrower to repay the Loan (the "Offer") at a purchase price of 100% of the Accreted Value thereof on the date of repayment plus, in each case, accrued and unpaid interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in paragraph (c) of this Section 6.8. If the aggregate amount of the Loan and other pari passu

44

Indebtedness tendered pursuant to the Offer is less than the Net Available Cash allotted to the repayment of the Loan and other Pari Passu Indebtedness tendered, the remaining Net Available Cash will be available to repay the Loan in accordance with clause (iii)(B) or (iii)(C) of the first paragraph of this Section 6.8. The Borrower shall not be required to make an Offer to repay the Loan pursuant to this Section 6.8 if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of the first paragraph of this Section 6.8) is less than $15.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

        (c)   The Borrower will, not later than 45 days after the Borrower becomes obligated to make an Offer pursuant to this Section 6.8, mail a notice to the Lenders stating: (1) that an Asset Disposition that requires the repayment of a portion of the Loan has occurred and that the Lenders have the right (subject to the prorating described below) to require the Borrower to repay a portion of the Loan at a purchase price in cash equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to Section 3.07); (2) the circumstances and relevant facts and financial information regarding such Asset Disposition; (3) the repayment date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Borrower, consistent with this Section 6.8, that the Lenders must follow in order to have the Loan repaid; and (5) the amount of the Offer.

        (d)   The Borrower will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repayment of the Loan pursuant to this Section 6.8. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 6.8, the Borrower will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 6.8 by virtue thereof.

        6.9    Limitation on Transactions with Affiliates.

        (a)   The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

        (b)   The provisions of the preceding paragraph (a) of this Section 6.10 will not apply to;

          (i)    any Restricted Payment Transaction,

          (ii)   (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of fees to

45

  directors of the Borrower or any of its Subsidiaries, (4) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof,

          (iii)  any transaction with the Borrower, any Restricted Subsidiary, or any Receivables Entity,

          (iv)  any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto,

          (v)   execution, delivery and performance of the Management Agreements, including (1) payment to CDR or any Affiliate of CDR of a fee of $5.0 million plus out-of-pocket expenses in connection with the Transactions, and (2) payment to CDR or any Affiliate of CDR of fees of up to $1.0 million in any fiscal year plus all out-of-pocket expenses incurred by CDR or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to the Borrower and its Restricted Subsidiaries,

          (vi)  the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees or expenses paid or payable in connection with the Transactions,

          (vii) any transaction in the ordinary course of business on terms not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Borrower,

          (viii) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Borrower or any Restricted Subsidiary and any Affiliate of the Borrower controlled by the Borrower that is a joint venture or similar entity, and

          (ix)  any issuance or sale of Capital Stock (other than Disqualified Stock) of the Borrower, or options, warrants or other rights to acquire such Capital Stock.

        6.10    Limitation on Liens.    The Borrower shall not, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Agreement or hereafter acquired, securing any Indebtedness of the Borrower that by its terms is expressly subordinated in right of payment to or ranks pari passu in right of payment with the Loan or any other Indebtedness of the Borrower (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under this Agreement equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Loan will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Borrower of the property or assets secured by such Initial Lien.

        6.11    Payment of Loan Upon a Change in Control.    Upon a Change of Control, the Lenders will have the right to require the Borrower to repay all or any part of the Loan at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of repayment, plus accrued and unpaid interest, if any, to the date of repayment; provided, however, that the Borrower shall not be obligated to repay the loan pursuant to this Section 6.11 in the event that it has exercised its right to prepay the Loan in its entirety pursuant to Section 3.

        (b)   In the event that, at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repayment of the Loan pursuant to this Section 6.11, then prior to the mailing of the notice to the Lenders provided for in clause (c) of this Section 6.11 but in any event not later than 30 days following the date the Borrower obtains actual knowledge of any Change of Control (unless the Borrower has exercised its right to repay the Loan in its entirety as provided in Section 3), NAVL shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite

46

consent under the agreements governing the Bank Indebtedness to permit the repayment of the Loan as provided for in clause (c) of this Section 6.11. The Borrower shall first comply with the provisions of the immediately preceding sentence before it shall be required to repay the Loan pursuant to the provisions of clause (c) of this Section 6.11. The Borrower's failure to comply with the provisions of (x) the first sentence of this clause (b) or (y) clause (c) of this Section 6.11 shall constitute an Event of Default described in clause (3) and not in clause (2) under Section 8.1.

          (c)   Unless the Borrower has exercised its right to repay the Loan as set forth in Section 3, the Borrower shall, not later than 30 days following the date the Borrower obtains actual knowledge of any Change of Control having occurred, mail a notice to the Lenders stating: (1) that a Change of Control has occurred or may occur and that the Lenders have, or upon such occurrence will have, the right to require the Borrower to repay the Loan at a purchase price in cash equal to 101% of the Accreted Value thereof on the date of repayment, plus accrued and unpaid interest, if any, to the date of repayment; (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Borrower, consistent with this Section 6.11, that the Lender must follow in order to have the Loan purchased; and (5) if such notice is mailed prior to the occurrence of a Change of Control or Change of Control, that such offer is conditioned on the occurrence of such Change of Control.

SECTION 7. SUCCESSOR COMPANY

        7.1    When the Borrower May Merge, etc.    The Borrower will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i)    the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Borrower) will expressly assume all the obligations of the Borrower under the Loan and this Agreement by executing and delivering to the Lenders a supplemental agreement or one or more other documents or instruments in form reasonably satisfactory to the Lenders;

          (ii)   immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

          (iii)  immediately after giving effect to such transaction, the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 6.5; and

          (iv)  the Borrower will have delivered to the Lenders an Officer's Certificate and an opinion of counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph of this Section 7.1, provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no opinion of counsel will be required for a consolidation, merger or transfer described in the last paragraph of this Section 7.1.

        Any Indebtedness that becomes an obligation of the Borrower or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 7.1, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 6.5.

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        Clauses (ii) and (iii) of the first paragraph of this Section 7.1 will not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Borrower or (2) the Borrower consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Borrower in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Borrower so long as all assets of the Borrower and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

        7.2    Successor Company Substituted.    Upon any transaction involving the Borrower in accordance with Section 7.1, in which the Borrower is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement, and thereafter the Borrower shall be relieved of all obligations and covenants under this Agreement.

SECTION 8. EVENTS OF DEFAULT

        8.1    Events of Default.    An "Event of Default" occurs if:

        (1)   the Borrower defaults in any payment of interest on the Loan when due, and such default continues for a period of 30 days;

        (2)   the Borrower defaults in the payment of the principal of the Loan when the same becomes due at its Stated Maturity, upon optional repayment, upon required purchase, upon declaration of acceleration or otherwise;

        (3)   the Borrower fails to comply with Section 6.11 (other than a failure to repay the Loan), and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section 8.1;

        (4)   the Borrower fails to comply with any of its agreements in this Agreement (other than those referred to in (1), (2) and (3) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section 8.1;

        (5)   the Borrower or any Significant Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $15,000,000 or its foreign currency equivalent;

        (6)   the Borrower or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case;

          (B)  consents to the entry of an order for relief against it in an involuntary case;

          (C)  consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (D)  makes a general assignment for the benefit of its creditors;

        (7)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A)  is for relief against the Borrower or any Significant Subsidiary in an involuntary case;

          (B)  appoints a Custodian of the Borrower or any Significant Subsidiary or for any substantial part of its property; or

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          (C)  orders the winding up or liquidation of the Borrower or any Significant Subsidiary;

        and the order or decree remains unstayed and in effect for 60 days;

        (8)   there is rendered any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $15,000,000 or its foreign currency equivalent against the Borrower or any Significant Subsidiary by a court or other adjudicatory authority of competent jurisdiction that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed;

        (9)   The Borrower fails to consummate the Common Stock Issuance and repay or cause to be repaid in full the outstanding principal amount of the Holding Loan on or before December 31, 1999.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

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        The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        A Default under clause (3) or (4) is not an Event of Default until the Lenders notify of the Default and the Borrower does not cure such Default within the time specified therein after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default." When a Default or an Event of Default is cured, it ceases.

        The Borrower shall deliver to the Lenders, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (5) or (8) and any event that with the giving of notice or the lapse of time would become an Event of Default under clause (3) or (4), its status and what action the Borrower is taking or proposes to take with respect thereto.

        8.2    Acceleration of Maturity; Rescission and Annulment.    If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 8.1 with respect to the Borrower) occurs and is continuing, the Lenders may deliver a notice to the Borrower specifying in such notice the respective Event of Default and that such notice is a "notice of acceleration," may declare the Accreted Value of and accrued but unpaid interest on the Loan to be due and payable. Upon the effectiveness of such a declaration, such Accreted Value and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (6) or (7) of Section 8.1 with respect to the Borrower occurs and is continuing, then the Accreted Value of and any accrued interest on the Loan will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lenders. The Lenders by notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Loan because an Event of Default specified in clause (5) of Section 8.1 shall have occurred and be continuing, such declaration of acceleration of the Loan and such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Lender, and be of no further effect, if within 60 days after such Event of Default arose (x) the Indebtedness that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) the default in respect of such Indebtedness that is the basis for such Event of Default has been cured.

        8.3    Other Remedies; Collection Suit by Lenders.    If an Event of Default occurs and is continuing, the Lenders may, but are not obligated under this Section 8.3 to, pursue any available remedy to collect the payment of principal of or interest on the Loan or to enforce the performance of any provision of this Agreement. If an Event of Default specified in Section 8.1(1) or 8.1(2) occurs and is continuing, the Lenders may recover judgment against the Borrower for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful).

        8.4    Unconditional Right of the Lenders to Receive Principal and Interest.    Notwithstanding any other provision in this Agreement, the Lenders shall have the absolute and unconditional right to receive payment of the Accreted Value of and all interest on the Loan on the respective Stated Maturity or Interest Payment Dates and to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Dates, and such right shall not be impaired without the consent of the Lenders.

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        8.5    Restoration of Rights and Remedies.    If the Lenders have has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Lenders, then and in every such case the Borrower and the Lenders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Lenders shall continue as though no such proceeding had been instituted.

        8.6    Rights and Remedies Cumulative.    No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        8.7    Delay or Omission Not Waiver.    No delay or omission of the Lenders to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 8 or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

        8.8    Waiver of Past Defaults.    The Lenders may waive any past Default hereunder and its consequences.

        Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Borrower and the Lenders shall be restored to their former positions and rights hereunder.

        8.9    Undertaking for Costs.    All parties to this Agreement agree that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 8.9 shall not apply to any suit instituted by the Lenders for the enforcement of the payment of the principal of (or Accreted Value) or interest on the Loan on or after the respective Stated Maturity or Interest Payment Dates.

        8.10    Waiver of Stay, Extension or Usury Laws.    The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Borrower from paying all or any portion of the principal of (or Accreted Value) or interest on the Loan contemplated herein or that may affect the covenants or the performance of this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 9. MISCELLANEOUS

        9.1    Amendment, Supplement or Waiver Without Consent of the Lenders.    Without the consent of the Lenders the Borrower may amend this Agreement for any of the following purposes:

        1.     to cure any ambiguity, omission, defect or inconsistency,

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        2.     to provide for the assumption by a successor of the obligations of the Borrower under this Agreement,

        3.     to add Guarantees with respect to the Loan, to secure the Loan, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Loan when such release, termination or discharge is provided for under this Indenture,

        4.     to add to the covenants of the Borrower for the benefit of the Lenders or to surrender any right or power conferred upon the Borrower,

        5.     to provide that any Indebtedness that becomes or will become an obligation of a Successor Company or a Guarantor (and that is not a Subordinated Obligation) is Pari Passu Indebtedness for purposes of this Agreement, or,

        6.     to make any change that does not adversely affect the rights of the Lenders under the Loan or this Agreement.

        9.2    Amendment, Supplement or Waiver With Consent of Lenders.    Subject to Section 8.6, the Borrower may amend or supplement this Agreement with the written consent of the Lenders and by written notice to the Borrower, the Lenders may waive any existing Default or Event of Default or compliance by the Borrower with any provision of this Agreement.

        Notwithstanding the provisions of this Section 9.2, without the consent of the Lenders an amendment or waiver, including a waiver pursuant to Section 8.10, may not:

          (i)    reduce the principal amount of the Loan;

          (ii)   reduce the rate of or extend the time for payment of interest on any the Loan;

          (iii)  reduce the principal or extend the Stated Maturity of any Loan;

          (iv)  reduce the premium payable upon the repayment of Loan or change the date on which the Loan may be repayed as described in Section 3.2;

          (v)   make the Loan payable in money other than that Dollars;

          (vi)  impair the right of the Lenders to receive payment of principal of and interest on the Loan on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to; or

          (vii) make any change in the amendment or waiver provisions described in this sentence.

        It shall not be necessary for the consent of the Lenders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Borrower shall mail to the Lenders a notice briefly describing the amendment, supplement or waiver. Any failure of the Borrower to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity or effectiveness of any such amendment, supplement or waiver.

        9.3    Notices.    All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case

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of the Borrower and the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loan:

The Borrower:	NA Holding Corporation
c/o North American Van Lines, Inc.
5001 U.S. Highway 30 West
P.O. Box 988
Fort Wayne, Indiana 46801-0988
Attention: General Counsel
Telecopy: (219) 429-3135
Telephone: (219) 429-2511
with a copy to:	Debevoise & Plimpton 875 Third Avenue New York, New York 10022 Attention: David Brittenham, Esq. Telecopy: (212) 909-6836 Telephone: (212) 909-6000
Chase:	The Chase Manhattan Bank 270 Park Avenue New York, New York 10017 Attention: Richard W. Duker Telecopy: (212) 972-9854 Telephone: (212) 270-3057
with a copy to:	The Chase Manhattan Bank c/o The Loan & Agency Services Group One Chase Manhattan Plaza 8th Floor New York, New York 10081 Attention: Janet Belden Telecopy: (212) 552-5658 Telephone: (212) 552-7277
Blue Ridge:	Blue Ridge Investments LLC 121 W. Trade St. Charlotte, NC 28255 Attention: George Karp Telephone: (704) 386-2114

provided that any notice, request or demand to or upon the Lender pursuant to subsection 2.2, 3.2 or 3.4, and any Exchange Notice pursuant to subsection 3.5, shall not be effective until received.

        9.4    No Waiver: Cumulative Remedies.    No failure to exercise and no delay in exercising, on the part of the Lender or the Borrower, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        9.5    Survival of Representations and Warranties.    All representations and warranties made hereunder (or in any amendment, modification or supplement hereto) and in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

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        9.6    Successors and Assigns: Participations and Assignments.    (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of the Loan and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lenders, and no Lender may assign or transfer any of its rights or obligations under this Agreement except to an Affiliate of such Lender that agrees for the benefit of the Borrower to be bound by the terms of this Agreement.

          (b)   Nothing herein shall prohibit the Lenders from pledging or assigning the Loan to any Federal Reserve Bank in accordance with applicable law.

          (c)   Chase (or if Chase is not then a Lender, the Borrower) shall maintain at its address referred to in Section 9.3 a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the portion of the Loan owing to each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, each of the Borrower and the Lenders shall treat each Person whose name is recorded in the Register as the owner of any portion of the Loan and Commitments recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. If Chase shall no longer be a Lender, it shall promptly deliver the Register to the Borrower.

        9.7    Indemnification and Contribution.    (a) Borrower will indemnify and hold harmless each Lender and each of its respective affiliates (the "Lender Parties") against any losses, claims, damages or liabilities, joint or several, to which such Lender Parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of any material fact contained in the Offering Memorandum, or any amendment or supplement thereto, or any related preliminary offering memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Lender Parties for any legal or other expenses reasonably incurred by such Lender Parties in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Borrower will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Borrower by any Lender Parties specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided further, that the foregoing indemnity with respect to any preliminary offering memorandum shall not inure to the benefit of any Lender Parties from whom the person asserting any such losses, claims, damages or liabilities purchased Exchange Notes, or any person controlling such Indemnified Person, if a copy of the final offering memorandum (as then amended or supplemented if the Borrower shall have furnished any amendments or supplements thereto) was not seen or given by or on behalf of such Indemnified Person to such person at or prior to the written confirmation of the sale of the Exchange Notes to such person, and any such untrue statement of a material fact contained in, or any such omission or alleged omission of a material fact from, such preliminary offering memorandum giving rise to such losses, claims, damages or liabilities, was corrected in the final offering memorandum (as so amended or supplemented) unless such failure is the result of noncompliance by the Borrower with the first sentence of 6.1(c) hereof in failing to deliver the final offering memorandum (as so amended or supplemented) to such Lender Party.

          (b)   Each Lender will severally and not jointly indemnify and hold harmless the Borrower and its affiliates against any losses, claims, damages or liabilities to which the Borrower may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue

54

  statement or alleged untrue statement of any material fact contained in the Offering Memorandum, or any amendment or supplement thereto, or any related preliminary offering memorandum, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Borrower by such Lender or its affiliates specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Borrower in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (if such counsel is counsel to the indemnifying party and the representation of the indemnified party would present such counsel with a conflict of interest, the indemnified party will have the right to employ separate counsel, and the indemnifying party will bear the reasonable fees, costs and expenses of only one such separate counsel for all indemnified parties) and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in which any indemnified party is a party to the extent such settlement is binding upon such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Borrower on the one hand and the Lender Parties on the other from the offering of the Exchange Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Borrower on the one hand and the Lender Parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Borrower on the one hand and the Lender Parties on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Borrower bear to the total discounts and commissions received by the Lender Parties from the Borrower in connection with this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Borrower or the

55

  Lender Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), to the extent permitted by applicable law, in no event shall the Lender Parties or any other indemnified parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to the Lender Parties in connection with the issuance of the Loans hereunder. The Lender Parties' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e)   The obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Lender Parties within the meaning of the Securities Act or the Exchange Act; and the obligations of the Lender Parties under this Section shall be in addition to any liability which the respective Lender Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Borrower within the meaning of the Securities Act or the Exchange Act.

          (f)    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        9.8    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Lenders.

        9.9    Severability.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

56

        9.10 Integration. This Agreement represents the entire agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower or the Lenders relative to the subject matter hereof not expressly set forth or referred to herein. For clarity, notwithstanding anything to the contrary herein, upon and after the execution of this Agreement, each of (1) the Commitment and Engagement Letter, (2) the Fee Letter and (3) the letter referred to in the Fee Letter regarding additional fees, expenses and other matters, each dated as of November 11, 1999, and each among the Borrower, NAVL and the Initial Purchasers (together, the "Commitment Letters"), shall remain in full force and effect until the consummation of the Loan transaction by the Lenders, notwithstanding any failure to be met or fulfilled of any conditions precedent to the consummation of the Loan transaction contained herein. No conditions precedent to the consummation of the Loan transaction contained herein shall be deemed to modify or increase the conditions precedent to the consummation of the Loan or any other transaction in the Commitment Letters, and until the consummation of the Loan transaction hereunder or thereunder, nothing contained herein shall be deemed to supersede, alter or eliminate any obligation of the Lenders under the Commitment Letters.

        9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        9.12 Submission To Jurisdiction: Waivers. (a) Each party hereto hereby irrevocably and unconditionally:

          (i)    submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (ii)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

          (iii)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or the Lenders at the address specified in subsection 9.2 or at such other address of which the Lenders and the Borrower shall have been notified pursuant thereto; and

          (iv)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

        9.13 Acknowledgments. The Borrower hereby acknowledges that:

          (a)   it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

          (b)   The Lender has no fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement, and the relationship between the Lender, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

          (c)   no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Borrower and the Lender.

        9.14 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR

57

PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        9.15 Confidentiality. Each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower; provided that nothing herein shall prevent such Lender from disclosing any such information (i) to its Affiliates, its Subsidiaries and the employees, directors, agents, attorneys, accountants and other professional advisors of it, its Affiliates and its Subsidiaries, provided that such Lender shall inform each such Person of the agreement under this subsection 9.15 and take reasonable actions to cause compliance by any such Person referred to in this clause (i) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 9.15), (ii) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that such Lender shall, unless prohibited by any Requirement of Law, notify the Borrower of any disclosure pursuant to this clause (ii) as far in advance as is reasonably practicable under such circumstances, (iii) which has been publicly disclosed other than in breach of this Agreement, (iv) in connection with the exercise of any remedy hereunder, (v) in connection with periodic regulatory examinations, (vi) in connection with any litigation to which the Lender may be a party, subject to the proviso in clause (ii), (vii) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (A) has been approved in writing by the Borrower and (B) agrees in a writing enforceable by the Borrower to be bound by the provisions of this subsection 9.15) and (viii) if, prior to such information having been so provided or obtained, such information was already in the Lender's possession on a nonconfidential basis without a duty of confidentiality to the Borrower being violated.

58

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NA HOLDING CORPORATION
By:	/s/ RALPH A. FORD
Title:
THE CHASE MANHATTAN BANK
By:	/s/ BRUCE S. BORDEN Title: Vice President Commitment: $17,500,000.00
BLUE RIDGE INVESTMENTS LLC
By:	/s/ GEORGE C. CARP Title: Senior Vice President Commitment: $17,500,000.00

The Chase Manhattan Bank hereby assigns all of its right, title and interest in and to its rights and obligations under the Loan Agreement and the Loan made by it hereunder in the initial aggregate principal amount of $17,500,000.

Agreed and Accepted:

THE CHASE MANHATTAN BANK
By:	/s/ BRUCE S. BORDEN
	Name:	Bruce S. Borden
	Title:	Vice President
CHASE SECURITIES INC.
By:	/s/ GERRARD J. MURRAY
Name:
Title:

EXHIBIT A

FORM OF INDENTURE

NA HOLDING CORPORATION

and

[NAME],
as Trustee

INDENTURE

Dated as of [date]

16% Senior Discount Notes due 2009

i

        Certain Sections of this Indenture relating to Section 3.10 through 3.18 inclusive of the Trust Indenture Act of 1939:

Trust Indenture Act Section	Indenture Section
§ 3.10(a)(1)	7.09
(a)(2)	7.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	7.08
§ 311(a)	7.13
(b)	7.13
(b)(2)	8.03
8.03
§ 312(a)	8.01
8.02
(b)	8.02
(c)	8.02
§ 313(a)	8.03
(b)	8.03
(c)	8.03
8.03
(d)	8.03
§ 314(a)	4.04
(a)(4)	1.02
4.05
(b)	Not Applicable
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.02
§ 315(a)	7.01
(b)	7.02
8.03
(c)	7.01
(d)	7.01
(d)(1)	7.01
(d)(2)	7.01
(d)(3)	7.01
(e)	6.14
§ 316(a)	1.01
6.12
(a)(1)(A)	6.02
6.12
(a)(1)(B)	6.13
(a)(2)	Not Applicable
(b)	6.08
(c)	1.04

§ 317(a)(1)	6.03
(a)(2)	6.04
(b)	4.03
§ 318(a)	1.07

This cross-reference table shall not for any purpose be deemed to be part of this Indenture.

v

        INDENTURE, dated as of [date] (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among NA Holding Corporation, a corporation organized under the laws of the State of Delaware, and [name] (the "Trustee").

        RECITALS OF THE COMPANY

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes.

        All things necessary to make the Original Notes, when executed and delivered by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligation of the Company, and to make this Indenture a valid agreement of the Company as of the date hereof, in accordance with the terms of the Original Notes and this Indenture, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

        Section 1.01    Definitions.

        "Accreted Value" means for $1,000 face amount of Notes, as of any date of determination prior to December 1, 2004, the sum of (i) $[            ] and (ii) that portion of the excess of the principal amount of each Note over such amount which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis and compounded semi-annually on each June 1 and December 1 at the rate of 16% per annum from the Issue Date of the Notes through the date of determination. From and after December 1, 2004, the Accreted Value of the Notes will be their principal amount at maturity.

        "Acquired Debt" means Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into the Company or any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with or in contemplation of, such acquisition).

        "Additional Assets" means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party.

        "Additional Notes" means any notes issued under this Indenture in addition to the Original Notes (other than any Notes issued pursuant to Section 3.04, 3.05, 3.06, 3.12(c), 3.12(d) or 10.08).

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent" means any moving or storage company or contractor, or other Person, that provides sales, packing, warehousing, hauling or other services in connection with the ordinary course of business or operations of NAVL or any of its Subsidiaries, or any Affiliate of any such Agent.

        "Agent Guarantee" means any Guarantee by the Company or any Restricted Subsidiary of Indebtedness or other obligations of any Agent, entered into in accordance with this Indenture.

        "all or substantially all" has the meaning given to such phrase in the Revised Model Business Corporation Act and commentary thereto.

        "Allied Acquisition" means the acquisition of Capital Stock and/or assets of certain Subsidiaries of NFC plc engaged in moving services businesses pursuant to the Acquisition Agreement dated as of September 14, 1999 between the Company and NFC plc, and the other transactions contemplated thereby.

        "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transactions, (v) a disposition that is governed by the provisions described under Article 5, (vi) any Financing Disposition, (vii) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (viii) any exchange of like property pursuant to Section 1031 (or any successor section) of the Code, (ix) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, (xi) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary to one or more members of the management of such Foreign Subsidiary that has been approved by the Board of Directors, or (xiv) any disposition or series of related dispositions for aggregate consideration not to exceed $2.5 million.

        "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 7.14 to act on behalf of the Trustee to authenticate Notes of one or more series.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

        "Board of Directors" means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

        "Borrowing Base" means 85% of accounts receivables of the Company and its Restricted Subsidiaries (determined in accordance with GAAP as of the end of the most recently ended fiscal quarter for which consolidated financial statements of the Company are available).

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

        "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended.

        "CDR" means Clayton, Dubilier & Rice, Inc.

        "CDR Fund V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor in interest thereto.

        "Change of Control" means:

          (i)    any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

          (ii)   the Company sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to another Person (other than one or more Permitted Holders or one or more Subsidiaries of the Company);

          (iii)  during any period of two consecutive years (during which period the Company has been a party to this Indenture), individuals who at the beginning of such period were members of the board of directors of the Company (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; or

          (iv)  the Company ceases to own 100% of the Capital Stock of NAVL.

        "Change of Control Triggering Event" means the occurrence after the Issue Date of both (a) a Change of Control and (b) the failure of the Notes to have, on the 30th day after such Change of Control, a rating of at least "BBB-" (or equivalent successor rating) by S&P and a rating of at least "Baa3" (or equivalent successor rating) by Moody's.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock Issuance" means one or more issuances by the Company, subsequent to the Issue Date, of Capital Stock of the Company for proceeds of not less than $40.0 million in the aggregate.

        "Company" means NA Holding Corporation, a Delaware corporation, and any successor in interest thereto.

        "Company Request," "Company Order" and "Company Consent" mean, respectively, a written request, order or consent signed in the name of the Company by an Officer of the Company.

        "Consolidated Coverage Ratio" as of any date of determination, with respect to the Company or NAVL, means the ratio of (i) the aggregate amount of Consolidated EBITDA of such Parent and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of such Parent are available to (ii) Consolidated Interest Expense of such Parent for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Allied Acquisition as if it had occurred at the beginning of such four-quarter period); provided, that:

          (1)   if since the beginning of such period such Parent or any Restricted Subsidiary thereof has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense of such Parent for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

          (2)   if since the beginning of such period such Parent or any Restricted Subsidiary thereof has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense of such Parent for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

          (3)   if since the beginning of such period such Parent or any Restricted Subsidiary thereof shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA of such Parent for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense of such Parent for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of such Parent or any Restricted Subsidiary thereof repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to such Parent and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary of such Parent is sold, the Consolidated Interest Expense of such Parent for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent such Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

          (4)   if since the beginning of such period such Parent or any Restricted Subsidiary thereof (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary of such Parent, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, "Purchase"), Consolidated EBITDA and Consolidated Interest Expense of such Parent for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

          (5)   if since the beginning of such period any Person became a Restricted Subsidiary of such Parent or was merged or consolidated with or into such Parent or any Restricted Subsidiary thereof, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by such Parent or a Restricted Subsidiary thereof during such period, Consolidated EBITDA and Consolidated Interest Expense of such Parent for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof may include anticipated cost savings relating to any such Sale, Purchase or other transaction that the Company reasonably believes in good faith could have been achieved during the relevant four quarter period as a result of such Sale, Purchase or other transaction (provided that both (i) such cost savings were identified and quantified in an Officer's Certificate delivered to the Trustee at the time of the consummation of such transaction (or, if later, the Issue Date) and (ii) with respect to each such transaction completed prior to the 90th day preceding the relevant date of determination, actions were commenced or initiated by the Company within 90 days of the consummation of such transaction to effect such cost savings identified in such Officer's Certificate and with respect to any other transaction, such Officer's Certificate sets forth the specific steps to be taken within the 90 days after the consummation of such transaction to accomplish such cost savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated EBITDA" means, with respect to the Company or NAVL, for any period, the Consolidated Net Income of such Parent for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense of such Parent, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Indenture (whether or not consummated or incurred) and (v) the amount of any minority interest expense. To the extent Consolidated EBITDA of such Parent would otherwise include the amount of any Receivables Fees excluded from Consolidated Interest Expense of such Parent pursuant to clause (iii) of the definition of Consolidated Interest Expense, Consolidated EBITDA of such Parent shall be reduced by such amount.

        "Consolidated Interest Expense" means, with respect to the Company or NAVL, for any period, (i) the total interest expense of such Parent and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income of such Parent, net of any interest income of such Parent and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by such Parent or any Restricted Subsidiary of such Parent (other than Indebtedness Guaranteed under any Management Guarantee or Agent Guarantee, except to the extent the interest thereon is actually being paid by such Parent or a Restricted Subsidiary thereof), (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation, and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) dividends paid in cash in respect of Disqualified Stock of such Parent or a Restricted Subsidiary thereof or in respect of Preferred Stock of a Restricted Subsidiary of such Parent and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by such Parent and its Restricted Subsidiaries with respect to Interest Rate Agreements.

        "Consolidated Net Income" means, with respect to the Company or NAVL, for any period, the net income (loss) of such Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends (including dividends in respect of any Junior Preferred Stock); provided, that there shall not be included in such Consolidated Net Income:

          (i)    any net income (loss) of any Person if such Person is not a Restricted Subsidiary of such Parent except that (A) subject to the limitations contained in clause (iv) below, such Parent's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to such Parent or a Restricted Subsidiary of such Parent as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary of such Parent to the limitations contained in clause (iii) below) and (B) such Parent's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of such Parent or any of its Restricted Subsidiaries in such Person,

          (ii)   any net income (loss) of any Person acquired by such Parent or a Restricted Subsidiary of such Parent in a pooling of interests transaction for any period prior to the date of such acquisition,

          (iii)  any net income (loss) of any Restricted Subsidiary of NAVL, or (solely in the case of any calculation of Consolidated Net Income of the Company) any Restricted Subsidiary of the Company other than NAVL or a Restricted Subsidiary of NAVL, or (in the case of any calculation of Consolidated Net Income of the Company pursuant to clause (3)(A) of paragraph (a) of Section 4.07) any Restricted Subsidiary of the Company, if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, in the case of such Restricted Subsidiary of NAVL, to NAVL, or in the case of such Restricted Subsidiary of the Company, to the Company, in either case by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes, this Indenture or the Senior Subordinated Notes or the Senior Subordinated Note Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iv) below, such Parent's equity in the net income of any such Restricted Subsidiary of such Parent for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to such Parent or another Restricted Subsidiary of such Parent (subject, in the case of a dividend that could have been made to another Restricted Subsidiary of such Parent, to the limitation contained in this clause), and (B) the net loss of such Restricted Subsidiary of such Parent shall be included to the extent of the aggregate Investment of such Parent or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

          (iv)  any gain or loss realized upon the sale or other disposition of any asset of such Parent or any Restricted Subsidiary of such Parent (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

          (v)   any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including without limitation (a) any compensation expense for stock options that will be cashed out, converted, exchanged or otherwise retired in connection with the Allied Acquisition, (b) any charge or expense incurred for employee bonuses in connection with the Allied Acquisition, and (c) fees, expenses and charges associated with the Allied Acquisition or any acquisition, merger or consolidation after the Issue Date),

          (vi)  the cumulative effect of a change in accounting principles,

          (vii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

          (viii) any unrealized gains or losses in respect of Currency Agreements,

          (ix)  any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

          (x)   any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards.

        In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (v) above in any determination thereof, the Company will deliver an Officer's Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

        "Consolidated Tangible Assets" means, as of any date of determination, the total assets less the total intangible assets (including, without limitation, goodwill) shown on the consolidated balance sheet of NAVL and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

        "Consolidation" means, for either Parent, the consolidation of the accounts of each of its Restricted Subsidiaries with those of such Parent in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of such Parent or any Restricted Subsidiary of such Parent in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

        "Corporate Trust Office" means the office of the Trustee in [Boston, Massachusetts], at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at [2 Avenue de Lafayette, Boston, Massachusetts 07111-1724].

        "Credit Facilities" means, one or more of (x) the Senior Credit Facility and (y) other facilities or arrangements, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of NAVL as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

        "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

        "Depositary" means The Depository Trust Company, its nominees and successors.

        "Designated Noncash Assets" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Noncash Assets pursuant to an Officer's Certificate executed by the principal financial officer of the Company or such Restricted Subsidiary. Such Officer's Certificate shall state the basis of valuation of such consideration which shall be the good faith determination of the Board of Directors. The fair market value of each outstanding item of Designated Noncash Assets shall equal its value measured at the time received and without giving effect to subsequent changes in value, less the amount of cash or Cash Equivalents received upon any subsequent sale or other disposition of any portion thereof; provided that such cash and Cash Equivalents are applied in accordance with Section 4.09, to the extent required thereby.

        "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the final Stated Maturity of the Notes. Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or a Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of an event described therein as a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07; (b) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees and may be required to be repurchased by the Company or a Restricted Subsidiary in order to satisfy applicable regulatory obligations shall not constitute Disqualified Stock; and (c) the Junior Preferred Stock shall not constitute Disqualified Stock.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company (or in the case of NAVL, of NAVL) other than a Foreign Subsidiary.

        "Equity Offering" means a sale of Capital Stock (other than Disqualified Stock) of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Notes" means the Company's 16% Senior Discount Notes due 2009, containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated), that are issued and exchanged for (a) the Initial Notes, as provided for in a registration rights agreement relating to such Initial Notes and this Indenture, or (b) such Initial Additional Notes as may be provided in any registration rights agreement relating to such Additional Notes and this Indenture (including any amendment or supplement hereto).

        "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables

Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

        "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company (or in the case of NAVL, of NAVL) that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company (or in the case of NAVL, of NAVL) that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

        "Foreign Subsidiary Coverage Ratio" as of any date of determination means the ratio of (i) the combined portion attributable to Foreign Subsidiaries of NAVL, taken as a whole, of the aggregate amount of Consolidated EBITDA of NAVL and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of NAVL are available to (ii) the combined portion attributable to Foreign Subsidiaries of NAVL, taken as a whole, of Consolidated Interest Expense of NAVL for such four fiscal quarters, all calculated after giving effect to all intercompany eliminations applied in preparing the relevant consolidated financial statements of NAVL (and without giving effect to clause (iii) of the definition of the term Consolidated Net Income as it relates to restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary to NAVL or any Domestic Subsidiary of NAVL, but giving effect to such clause as it relates to any such restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary of NAVL to another Foreign Subsidiary of NAVL), and otherwise in accordance with the definition of the term "Coverage Ratio" (including but not limited to in accordance with all pro forma and other adjustments provided for in such definition).

        "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Foreign Subsidiary Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income" and "Consolidated Tangible Assets," all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Note Register.

        "Holding Loan" means $40.0 million in aggregate principal amount of Indebtedness incurred by the Company in connection with the Transactions pursuant to the loan agreement dated as of the November 19, 1999, among the Company, Chase Manhattan Bank, N.A. and Bank of America, N.A. (or affiliates of such institutions).

        "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof. The term "Incurrence" shall have a correlative meaning.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i)    the principal of indebtedness of such Person for borrowed money,

          (ii)   the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (iii)  all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

          (iv)  all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

          (v)   all Capitalized Lease Obligations of such Person,

          (vi)  the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

          (viii) Guarantees of all Indebtedness of other Persons to the extent so Guaranteed by such Person, and

          (ix)  to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

        The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP. The Junior Preferred Stock shall not constitute Indebtedness.

        "Initial Additional Notes" means Additional Notes issued in an offering not registered under the Securities Act.

        "Initial Notes" means the Company's 16% Senior Discount Notes due 2009, issued on the Issue Date pursuant to this Indenture (and any Notes issued in respect thereof pursuant to Section 3.04, 3.05, 3.06, 3.12(c), 3.12(d) or 10.08).

        "Interest Payment Date" means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

        "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

        "Inventory" means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

        "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, Agents, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.07, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation, less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, and (iii) in each case under clause (i) or (ii) above, fair market value shall be as determined in good faith by the Board of Directors. A Guarantee shall not be deemed to be or give rise to an Investment until such Guarantee is funded (in whole or in part). The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of Section 4.07.

        "Investors" means CDR Fund V.

        "Issue Date" means the first date on which Notes are issued.

        "Junior Preferred Stock" means the Junior Exchangeable Preferred Stock of the Company due 2010, with an initial liquidation preference of $1,000 per share, and any Capital Stock of the Company or any Successor Company having substantially the same terms as the Junior Preferred Stock issued on the Issue Date, into or for which any Junior Preferred Stock is converted or exchanged.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Management Advances" means (1) loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $2.5 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) loans to Management Investors of funds applied to purchase Management Stock in an aggregate principal amount not exceeding $10.0 million outstanding at any time (less the aggregate principal amount of then outstanding borrowings by Management Investors then guaranteed by NAVL pursuant to clause (x) of the definition of Management Guarantees), (4) Management Guarantees, or (5) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Section 4.06.

        "Management Agreements" means, collectively, the Consulting Agreement, dated as of March 30, 1998, among NAVL, the Company and CDR (and, in each case, its respective permitted successors and assigns thereunder) and the Indemnification Agreement, dated as of March 30, 1998, among NAVL, the Company, CDR and the Investors (and, in each case, its respective permitted successors and assigns thereunder) as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

        "Management Guarantees" means guarantees (x) of up to an aggregate principal amount of $10.0 million of borrowings by Management Investors in connection with their purchase of Management Stock outstanding at any time (less the aggregate principal amount of then outstanding loans made to Management Investors by NAVL pursuant to clause (3) of the definition of Management Advances) or (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of NAVL, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $2.5 million in the aggregate outstanding at any time.

        "Management Investors" means the officers, directors, employees and other members of the management of the Company or any of its Subsidiaries (or of any Agent), or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, or any Agent, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of NAVL or the Company.

        "Management Stock" means Capital Stock of the Company or NAVL (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "NAVL" means North American Van Lines, Inc., a Delaware corporation, and any successor in interest thereto.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 4.09), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

        "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

        "Notes" means the Initial Notes, any Additional Notes, and the Exchange Notes.

        "Officer" means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of this Indenture by the Board of Directors).

        "Officer's Certificate" means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Original Notes" means the Initial Notes and any Exchange Notes issued in exchange therefor.

        "Outstanding" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (x)   Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (xi)  Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

          (xii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

        A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or an Affiliate of the Company.

        "Parent" means the Company or NAVL, as the case may be.

        "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

        "Permitted Holder" means any of the following: (i) any of the Investors, Management Investors, CDR and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by CDR; and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Company.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

          (xiii) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (xiv) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (xv) Temporary Cash Investments or Cash Equivalents;

          (xvi) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

          (xvii) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Section 4.09;

          (xviii) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

          (xix) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

          (xx) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 4.06;

          (xxi) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under Section 4.11;

          (xxii) Investments in joint ventures or similar entities that are not Restricted Subsidiaries, or in any Related Business, in an aggregate amount outstanding at any time not to exceed the greater of (x) $15.0 million and (y) 2.5% of Consolidated Tangible Assets;

          (xxiii) (1) Investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company or NAVL to a Receivables Subsidiary;

          (xxiv) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

          (xxv) Notes or Senior Subordinated Notes;

          (xxvi) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), as consideration;

          (xxvii) Management Advances and payments in respect thereof;

          (xxviii) Agent Guarantees in an aggregate principal amount not exceeding $10.0 million outstanding at any time and payments in respect thereof, and

          (xxix) other Investments in an aggregate amount outstanding at any time not to exceed $10.0 million.

        "Permitted Liens" means:

        (a)   Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

        (b)   carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

        (c)   pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

        (d)   pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

        (e)   easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

        (f)    Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

        (g)   (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

        (h)   Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with Section 4.06;

        (i)    Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

        (j)    leases, subleases, licenses or sublicenses to third parties;

        (k)   Liens securing (1) Indebtedness Incurred in compliance with clause (b) (i), (b) (iv), (b) (v), (b) (vii) or (b) (viii)(F) of Section 4.06, (2) Bank Indebtedness, (3) commercial bank Indebtedness, (4) the Notes or the Senior Subordinated Notes, (5) Indebtedness or other obligations of any Receivables Entity, (6) the Holding Loan or (7) Management Guarantees;

        (l)    Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

        (m)  Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

        (n)   any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

        (o)   Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Place of Payment" means a city or any political subdivision thereof referred to in Article 3 and initially designated under Section 4.02.

        "Predecessor Notes" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

        "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

        "QIB" or "Qualified Institutional Buyer" means a "qualified institutional buyer," as that term is defined in Rule 144A under the Securities Act.

        "Qualified Proceeds" means property or assets that are used, usable or useful in, or a majority of the Voting Stock of any Person engaged in, a Related Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.

        "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

        "Receivables Entity" means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

        "Receivables Financing" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables to repurchase receivables (including Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles)) arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Receivables Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board of Directors.

        "Redemption Date" when used with respect to any Note to be redeemed or purchased means the date fixed for such redemption or purchase by or pursuant to this Indenture and the Notes.

        "Redemption Price" when used with respect to any Note to be redeemed or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture and the Notes.

        "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in this Indenture shall have a correlative meaning.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, that (1) if the Indebtedness being refinanced is Subordinated Obligations, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified for that purpose in Section 3.01.

        "Regulation S" means Regulations S under the Securities Act.

        "Regulation S Certificate" means a certificate substantially in the form attached hereto as Exhibit C.

        "Related Business" means those businesses in which NAVL or any of its Subsidiaries is engaged on the date of this Indenture, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

        "Related Taxes" means any federal, state, foreign, provincial or local withholding taxes paid by the Company by virtue of any dividend distributions in respect of the Junior Preferred Stock (other than any such dividend distributions paid in cash).

        "Resale Restriction Termination Date" means, with respect to any Note, the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).

        "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to Section 4.07, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment."

        "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

        "Restricted Subsidiary" means any Subsidiary of the Company (or in the case of NAVL, of NAVL) other than an Unrestricted Subsidiary.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Credit Agreement" means the credit agreement dated as of November 19, 1999, among NAVL, any Subsidiaries of NAVL party thereto from time to time, the banks and other financial institutions party thereto from time to time, Banc of America Securities LLC, as syndication agent, and The Chase Manhattan Bank as collateral agent and administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

        "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including this Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of NAVL as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

        "Senior Subordinated Note Guarantees" means Guarantees by Senior Subordinated Note Guarantors of obligations under the Senior Subordinated Notes.

        "Senior Subordinated Note Guarantors" means those Subsidiaries of NAVL that have provided a Guarantee of the Senior Subordinated Notes in accordance with the Senior Subordinated Note Indenture.

        "Senior Subordinated Note Indenture" means the indenture dated as of November 19, 1999 among NAVL, the initial Senior Subordinated Note Guarantors and State Street Bank and Trust Company as Trustee, as amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, and whether provided under the original Senior Subordinated Note Indenture or one or more other credit agreements, indentures or financing agreements or otherwise).

        "Senior Subordinated Notes" means the 13 3/8% Senior Subordinated Notes of NAVL due 2009, including any Exchange Notes (as defined in the Senior Subordinated Notes Indenture), in an aggregate principal amount not exceeding $150.0 million (after giving effect to any issuance of any such Exchange Notes in exchange for any such Senior Subordinated Notes).

        "Significant Domestic Subsidiary" means any Domestic Subsidiary that is a Significant Subsidiary.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

        "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

        "Standard Receivable Obligations" means representations, warranties, covenants, indemnities and other obligations (including Guarantees and Indebtedness) that are reasonably customary in connection with a Financing Disposition (as determined by the Company in good faith), including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivable Obligation.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

        "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement.

        "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

        "Temporary Cash Investments" means any of the following: (i) any investment in (x) direct obligations of the United States of America or any agency or instrumentality thereof or obligations

Guaranteed by the United States of America or any agency or instrumentality thereof, or (y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any lender under the Senior Credit Agreement or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(v) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution, (vii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, or (viii) similar short-term investments approved by the Board of Directors in the ordinary course of business.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-7bbbb) as in effect on the date of this Indenture.

        "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Transactions" means, collectively, the Allied Acquisition, the offering and issuance of the Notes and the Senior Subordinated Notes, the initial borrowings under the Senior Credit Facility and the Holding Loan, the issuance by the Company of Capital Stock as part of the consideration for the Allied Acquisition, the Common Stock Issuance, and all other related transactions.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000, or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.07. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation either (x) the Company could incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 4.06 or (y) the Consolidated Coverage Ratio of the Company would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate of the Company certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

        "Vice President" when used with respect to any Person means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title "vice president."

        "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

        Section 1.02    Other Definitions.

Term	Defined in Section
"Act"	1.08
"Affiliate Transaction"	4.10
"Agent Members"	3.12
"Amendment"	4.08
"Authentication Order"	3.03
"Bankruptcy Law"	6.01
"Covenant Defeasance"	12.03
"Custodian"	6.01
"Defaulted Interest"	3.07
"Defeasance"	12.02
"Defeased Notes"	12.01
"Event of Default"	6.01
"Expiration Date"	1.08
"Global Notes"	2.01
"Initial Agreement"	4.08
"Initial Lien"	4.11
"Note Register" and "Note Registrar"	3.05
"Offer"	4.09
"Offshore Global Note"	2.01
"Offshore Note Exchange Date"	3.13
"Offshore Physical Note"	2.01
"Permitted Payment"	4.07
"Physical Notes"	2.01
"Private Placement Legend"	2.03
"Redemption Amount"	10.01
"Refinancing Agreement"	4.08
"Restricted Payment"	4.07
"Sales"	1.01
"Successor Company"	5.01
"U.S. Global Note"	2.01
"U.S. Physical Notes"	2.01

        Section 1.03    Rules of Construction.    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1)   the terms defined in this Indenture have the meanings assigned to them in this Indenture;

          (2)   "or" is not exclusive;

          (3)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (4)   the words "herein" "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (5)   all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

          (6)   the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

          (7)   words in the singular include the plural, and words in the plural include the singular; and

          (8)   any reference to a Section or Article refers to such Section or Article of this Indenture.

        Section 1.04    Incorporation by Reference of TIA.    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:

        "indenture securities" means the Notes.

        "indenture security holder" means a Noteholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company and any other obligor on the Notes.

        Section 1.05    Conflict with TIA.    If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.

        Section 1.06    Compliance Certificates and Opinions.    Upon any application or request by the Company or by any other obligor upon the Notes to the Trustee to take any action under any provision of this Indenture, the Company or such other obligor upon the Notes, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer's Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 4.05) shall include:

          (1)   a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

        Section 1.07    Form of Documents Delivered to Trustee.    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Section 1.08    Acts of Noteholders; Record Dates.

        (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 1.08.

        (b)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

        (c)   The ownership of Notes shall be proved by the Note Register.

        (d)   Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

        (e)   (i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in subclause (e)(ii) of this Section 1.08. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.10.

          (ii)   The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 6.02, (iii) any request to institute proceedings referred to in Section 6.07(2) or (iv) any direction referred to in Section 6.12, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.10.

          (iii)  With respect to any record date set pursuant to this Section 1.08, the party hereto that sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 1.08(e) in writing, and to each Holder of Notes in the manner set forth in Section 1.10, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

          (iv)  Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

        Section 1.09    Notices, etc., to Trustee and Company.    Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1)   the Trustee by any Holder or by the Company or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at State Street Bank and Trust Company, Corporate Trust Department, 2 Avenue de Lafayette, 6th Floor, Boston, MA 02111-1724 or at any other address furnished in writing to the Company by the Trustee, or

          (2)   the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company c/o North American Van Lines, Inc., 5001 U.S. Highway 30 West, P.O. Box 988, Fort Wayne, Indiana 46801-0988, Attention: Chief Financial Officer (telephone: (219) 429-2511; telecopier: (219) 429-1704), with copies to North American Van Lines, Inc., 5001 U.S. Highway 30 West, P.O. Box 988, Fort Wayne, Indiana, Attention: General Counsel (telephone: (219) 429-2511); telecopier: (219) 429-1704) and Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, Attention: David Brittenham, Esq. (telephone: (212) 909-6000; telecopier: (212) 909-6836), or at any other address previously furnished in writing to the Trustee by the Company.

        Section 1.10    Notices to Holders; Waiver.    Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

        Where this Indenture provides for notice in any manner; such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

        Section 1.11    Effect of Headings and Table of Contents.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section 1.12    Successors and Assigns.    All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

        Section 1.13    Separability Clause.    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 1.14    Benefits of Indenture.    Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 1.15    GOVERNING LAW.    THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

        Section 1.16    Legal Holidays.    In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then(notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

        Section 1.17    No Personal Liability of Directors, officers, Employees, Incorporators and Stockholders.    No director, officer, employee, incorporator, member or stockholder, as such, of the Company or any Subsidiary of any thereof shall have any liability for any obligation of the Company under this Indenture or the Notes, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        Section 1.18    Exhibits and Schedules.    All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

        Section 1.19    Counterparts.    This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE 2

NOTE FORMS

        Section 2.01    Forms Generally.    The Notes and the Trustee's certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article 2 and Exhibit A annexed hereto, which Exhibit is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or Depository rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officer or member of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

        Initial Notes and any Additional Notes offered and sold in reliance on Rule 144A under the Securities Act shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A (each, a "U.S.

Global Note"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

        Initial Notes and any Additional Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A (each, an "Offshore Global Note"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of an Offshore Global Note, if any, may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

        Subject to the limitations on the issuance of certificated Notes set forth in Section 3.12 and 3.13, Initial Notes and any Initial Additional Notes issued pursuant to Section 3.05 in exchange for or upon transfer of beneficial interests(x) in a U.S. Global Note shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A and shall contain the Private Placement Legend as set forth in Section 2.03 (the "U.S. Physical Notes") or (y) in an Offshore Global Note (if any), on or after the Offshore Note Exchange Date with respect to such Offshore Global Note, shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Offshore Physical Notes"), respectively, as hereinafter provided.

        The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes and the Offshore Global Notes are sometimes collectively referred to as the "Global Notes."

        Exchange Notes shall be issued substantially in the form set forth in Exhibit A and, subject to Section 3.12(b), shall be in the form of one or more Global Notes.

        Section 2.02    Form of Trustee's Certificate of Authentication.

        This is one of the Notes referred to in the within-mentioned Indenture.

, as Trustee
By
Authorized Officer

Dated:

        If an appointment of an Authenticating Agent is made pursuant to Section 7.14, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        This is one of the Notes referred to in the within-mentioned Indenture.

As Trustee
By
As Authenticating Agent
By
Authorized Officer

Dated:

        Section 2.03    Restrictive and Global Note Legends.    Each Global Note and Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof until the Private Placement Legend is removed in accordance with Section 3.13(4):

  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS, AND THIS NOTE (AND ANY INTEREST OR PARTICIPATION HEREIN) MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO THE COMPANY, IN EACH OF CASES (I) THROUGH(IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER

  (X) PURSUANT TO CLAUSE (II) OR (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (Y) IN THE CASE OF ANY OF THE FOREGOING CLAUSES (I) THROUGH (V), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE, THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTION REFERRED TO ABOVE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

        Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.12 AND 3.13 OF THE INDENTURE.

ARTICLE 3

THE NOTES

        Section 3.01    Title and Terms.    The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is limited to $150,866,510, except for Notes authenticated and delivered upon registration of transfer thereof, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 3.12(c), 3.12(d), 3.13(1)(c), 9.06 and 10.08. The Initial Notes will be issued in an aggregate principal amount of $[            ]. All the Original Notes shall vote and consent together on all matters as one class, and none of the Original Notes will have the right to vote or consent as a class separate from one another on any matter. Additional Notes (including any Exchange Notes issued in exchange therefor) may vote as a class with the other Notes and otherwise be treated as Notes for purposes of this Indenture.

        The Notes shall be known and designated as the "16% Senior Discount Notes due 2009" of the Company. The final Stated Maturity of the Notes shall be December 1, 2009. Each Note will accrete at a rate of 16% per annum, compounded semi-annually, to an aggregate principal amount of $75,433,255.15 by December 1, 2004. Thereafter, interest will accrue at the rate of 16% per annum and will be payable semi-annually in arrears on June 1 and December 1 in each year, commencing on June 1,2000, to holders of record on the immediately preceding May 15 and November 15, respectively (each such May 15 and November 15, a "Regular Record Date"). Interest on the Original Notes will accrue from the most recent date to which interest has been paid or duly provided for; and interest on any Additional Notes (and Exchange Notes issued in exchange therefor) will accrue from the most recent date to which interest has been paid or duly provided for; provided, that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date.

        The principal of, and premium, if any, and interest, on the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or the corporate trust office of an affiliate of the Paying Agent in New York City (the "Place of Payment"); provided, however, that at the option of the Company payment of interest on a Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register, or, if a Holder has given wire instructions to the Company, by wire transfer to a United States dollar account maintained by the Holder with a bank located in New York City.

        Section 3.02    Denominations.    The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

        Section 3.03    Execution, Authentication and Delivery and Dating.    The Notes shall be executed on behalf of the Company by one Officer of the Company. The signature of such Officer on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount not to exceed $75,433,255.15 and (ii) Additional Notes from time to time for original issue in aggregate principal amount not to exceed $75,433,255.15 and (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, in each case specified in clauses (i) through (iii) above, upon a written order of the Company in the form of an Officer's Certificate of the Company (an "Authentication Order"). Such Officer's Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Company may include or the Trustee may reasonably request. Any offering of Additional Notes is subject to Section 4.06.

        All Notes shall be dated the date of their authentication.

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

        Section 3.04    Temporary Notes.    Until definitive Notes are ready for delivery, the Company may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the

Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

        Section 3.05    Registration, Registration of Transfer and Exchange.    The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

        Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.

        At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

        All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

        Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

        No service charge shall be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes under this Section 3.05.

        The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 10.04 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

        Section 3.06    Mutilated, Destroyed, Lost and Stolen Notes.    If (i) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

        Upon the issuance of any new Note under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Note issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

        The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        Section 3.07    Payment of Interest Rights Preserved.    Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 3.01.

        Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, as provided in clause (1) or clause (2) below:

          (1)   The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2)   The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

        Section 3.08    Persons Deemed Owners.    The Company any other obligor upon the Notes, the Trustee and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 3.07) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, any other obligor upon the Notes, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

        Section 3.09    Cancellation.    All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order of the Company.

        Section 3.10    Computation of Interest.    Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

        Section 3.11    CUSIP Numbers.    The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

        Section 3.12    Book-Entry Provisions for Global Notes.

        (a)   Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary. Neither the Company nor any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

        (b)   Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes, unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 3.05 and 3.13. Subject to the limitation on issuance of Physical Notes set forth in Section 3.13(3), U.S. Physical Notes or Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant U.S. Global Note or the relevant Offshore Global Note, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and the Company is unable to locate a qualified successor depositary within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Notes under this Indenture or (iii) an Event of Default has occurred and is continuing and the Note Registrar has received a written request from the Depositary to issue Physical Notes.

        (c)   In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to paragraph (b) of this Section 3.12, the Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

        (d)   In connection with a transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 3.12, the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of any U.S. Global Note) or Offshore Physical Notes (in the case of any Offshore Global Note), as the case may be, of authorized denominations.

        (e)   The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 3.13) and the procedures of the Depositary therefor. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to Section 3.13, the Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer of the beneficial interest in the Global Note being transferred.

        (f)    Any Physical Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section 3.12 shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 2.03 and Section 3.13, bear the Private Placement Legend.

        (g)   The Company, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the Act of a Holder any instrument or writing of any Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 1.08(b).

        Section 3.13    Special Transfer Provisions

        (1)    Transfers to Non-U.S. Persons.    The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non-U.S. Person: The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 3.05) and,

        (a)   if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the distribution compliance period set forth in Regulation S has expired and the proposed transferor has delivered to the Note Registrar a Regulation S Certificate and, unless otherwise agreed by the Company and the Trustee, an opinion of counsel, certifications and other information satisfactory to the Company and the Trustee, and

        (b)   if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar of (x) the certificate, opinion, certifications and other information, if any, required by clause (a) above and (y) written instructions given in accordance with the Depositary's and the Note Registrar's procedures;

        (c)   whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Offshore Global Note, the Trustee shall reflect on its books and records the date and an increase in the principal amount of such Offshore Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

          (2)    Transfers to QIBs.    The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 3.05) and,

        (a)   if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to the Company and the Note Registrar in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

        (b)   if the proposed transferee is an Agent Member, and the Note to be transferred consists of a Physical Note that after transfer is to be evidenced by an interest in a Global Note or consists of a beneficial interest in a Global Note that after the transfer is to be evidenced by an interest in a different Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depositary's and the Note Registrar's procedures, whereupon the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Physical Note or such beneficial interest in such transferor Global Note to be transferred, and the Trustee shall cancel the Physical Note so transferred or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note, as the case may be.

          (3)    Limitation on Issuance of Physical Notes.    No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 3.12 and this Section 3.13.

        A beneficial owner of an interest in an Offshore Global Note shall not be permitted to exchange such interest for a Physical Note until a date, which must be after the expiration of the distribution compliance period set forth in Regulation S, on which the Company receives a certificate of beneficial ownership substantially in the form of Exhibit D from such beneficial owner (a "Certificate of Beneficial Ownership"). Such date, as it relates to an Offshore Global Note, is herein referred to as the "Offshore Note Exchange Date."

          (4)    Private Placement Legend.    Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend, unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, or (ii) upon written request of the Company after there is delivered to the Note Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) with respect to an Offshore Global Note or Offshore Physical Note only, with the agreement of the Company on or after the Offshore Note Exchange Date with respect to such Note, or (iv) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

          (5)    Other Transfers.    The Note Registrar shall effect and register, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by this Section 3.13, such registration to be done in accordance with the otherwise applicable provisions of this Section 3.13, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company and the Trustee) to the effect that, and such other certifications or information as the Company may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

        A Note that is a Restricted Security may not be transferred other than as provided in this Section 3.13. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 3.13.

          (6)    General.    By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

        The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.12 or this Section 3.13 (including all Notes received for transfer pursuant to this Section 3.13). The Company shall have the right to require the Note Registrar to deliver to the Company, at the Company's expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

        In connection with any transfer of any Note, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

        Section 3.14 Payment of Additional Interest (a) Under certain circumstances the Company will be obligated to pay certain additional amounts of interest to the Holders of certain Initial Notes, as more particularly set forth in such Initial Notes.

        (b)   Under certain circumstances the Company may be obligated to pay certain additional amounts of interest to the Holders of certain Initial Additional Notes, as may be more particularly set forth in such Initial Additional Notes.

ARTICLE 4

COVENANTS

        Section 4.01 Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

        Section 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the corporate trust office of an affiliate of the Trustee, which office on the Issue Date is located at 61 Broadway, 15th Floor, New York, New York 10006 as the initial Place of Payment and appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands so long as such corporate trust office remains the Place of Payment.

        Section 4.03 Money for Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

        If the Company is not acting as its own Paying Agent, it will, prior to each due date of the principal of (and premium, if any) or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        If the Company is not acting as its own Paying Agent, the Company will cause and Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will

          (1)   hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2)   give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

          (3)   at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (4)   acknowledge, accept and agree to comply in all respect with the provisions of this Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any Money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid in the appropriate proportion to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

        Section 4.04 SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as Notes are outstanding, the annual reports, information, documents and other reports that the company is required to file with the Commission pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject. The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject (or, if later, 120 days after the Issue Date), transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee copies of any such information, documents and reports (without exhibits) so required to be filed (or, in lieu of one or more of the annual reports for the fiscal year ended December 25, 1999 and the quarterly reports for the following fiscal year, a registration statement filed with the SEC under the Securities Act or any amendment thereto, provided such registration statement or amendment contains the information that would have been included in each such report). The Company also will comply with the other provisions of TIA §314(a).

        Section 4.05 Statement as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate, to the effect that to the best knowledge of the signer thereof the Company is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. The individual signing any certificate given by any Person pursuant to this Section 4.05 shall be the principal executive, financial or accounting officer of such Person, in compliance with TIA § 314(a)(4).

        Section 4.06 Limitation on Indebtedness.

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that:

          (i)    the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated

  Coverage Ratio of the Company would be greater than 1.75:1.00 if such Indebtedness is Incurred on or prior to December 1, 2001 or 2.00:1.00 if such Indebtedness is Incurred thereafter; and

          (ii)   NAVL or any Senior Subordinated Note Guarantor may Incur Indebtedness if, on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, (x) the Consolidated Coverage Ratio of NAVL would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to December 1, 2001 or 2.25:1.00 if such Indebtedness is Incurred thereafter and (y) the aggregate principal amount of Indebtedness of the Company then outstanding and incurred after November 19, 1999 (that is not Indebtedness of NAVL or any Restricted Subsidiary, or a Guarantee of any such Indebtedness) does not exceed $50.0 million.

        (b)   Notwithstanding the foregoing paragraph (a) of this Section 4.06, the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i)    Indebtedness Incurred pursuant to Credit Facilities (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and (without limiting the foregoing) any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding in the aggregate the amount equal to the sum of (x) $475.0 million and (y) the aggregate amount by which the Borrowing Base determined as of the date of such Incurrence exceeds $245.0 million (plus in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing) less the aggregate principal amount of Indebtedness Incurred pursuant to this clause (b)(i) under the Credit Facilities (or any refinancing thereof) that is permanently repaid pursuant to Section 4.09;

          (ii)   Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

          (iii)  Indebtedness represented by the Notes, the Senior Subordinated Notes and the Senior Subordinated Note Guarantees, any Indebtedness (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) of this Section 4.06;

          (iv)  Purchase Money Obligations and Capitalized Lease Obligations of NAVL and its Restricted Subsidiaries, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to the greater of (x) $35.0 million and (y) 5% of Consolidated Tangible Assets;

          (v)   Indebtedness of any Person that is assumed by NAVL or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by NAVL or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, NAVL could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above of this Section 4.06; and any Refinancing Indebtedness with respect to any such Indebtedness;

          (vi)  (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 4.06), or (B) without limiting Section 4.11, Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of this Section 4.06);

          (vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person (including pursuant to the Allied Acquisition);

          (viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations entered into for bona fide hedging purposes in the ordinary course of business, (D) Management Guarantees, (E) Agent Guarantees in an aggregate principal amount not exceeding $10.0 million outstanding at any time, or (F) the financing of insurance premiums in the ordinary course of business;

          (ix)  Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition, which Indebtedness is, except for Standard Receivables Obligations, otherwise without recourse to the Company or any Restricted Subsidiary of the Company (other than any Receivables Subsidiary);

          (x)   Indebtedness of a Foreign Subsidiary of NAVL if, on the date of Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, (x) the Consolidated Coverage Ratio of NAVL would be at least 2.25:1.00 and (y) if, as a result of such Incurrence, such Foreign Subsidiary shall then become subject to any restriction or limitation (under any agreement or instrument governing such Indebtedness) on its ability to pay dividends or make other distributions to NAVL, the Foreign Subsidiary Coverage Ratio would be greater than 2.75:1.00; provided, that if such Indebtedness is not incurred pursuant to the preceding clause (y), such Indebtedness shall not be amended, modified or otherwise supplemented such that such Foreign Subsidiary will become subject to any such restriction or limitation referred to in such clause unless such Indebtedness could then be Incurred pursuant to such clause; and any Refinancing Indebtedness with respect to any such Indebtedness; and

          (xi)  Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to $45.0 million.

        (c)   For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.06, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 4.06) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) of this Section 4.06, the Company, in its sole discretion, shall classify such item of

Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        (d)   For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        Section 4.07 Limitation on Restricted Payments.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company or any Restricted Subsidiary is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1)   a Default shall have occurred and be continuing (or would result therefrom);

          (2)   the Company could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.06; or

          (3)   the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of

  Directors, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

            (A)  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from September 30, 1999 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

            (B)  the aggregate Net Cash Proceeds and the fair market value of Qualified Proceeds received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of cash and the fair market value of Qualified Proceeds received by the Company or any Restricted Subsidiary upon such conversion or exchange;

            (C)  the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary (in each case, in the form of cash, Cash Equivalents or Qualified Proceeds), or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

            (D)  in the case of any disposition or repayment of any Investment (in each case, in the form of cash, Cash Equivalents or Qualified Proceeds) constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments.

        (b)   The provisions of paragraph (a) of this Section 4.07 will not prohibit any of the following (each, a "Permitted Payment"):

          (xxx) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or conversion into, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or out of the proceeds of a substantially concurrent capital contribution to the Company; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (B) of the preceding paragraph (a) of this Section 4.07;

          (xxxi) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (x) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Refinancing Indebtedness Incurred in compliance with Section 4.06; (y) from Net Available Cash to the extent permitted by Section 4.09; or (z) to the extent required by the agreement governing such Subordinated Obligations only following the occurrence of a

  Change of Control Triggering Event (or, in the case of Acquired Debt, any similar event), but only if in each case, the Company shall have complied with Section 4.12 and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations;

          (xxxii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a) of this Section 4.07;

          (xxxiii) the repurchase or other acquisition of the Company's Capital Stock (including any options, warrants or other rights in respect thereof), from Management Investors, such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances equal to (A) $12.5 million plus (B) $2.5 million multiplied by the number of calendar years that have commenced since the Issue Date plus (C) the Net Cash Proceeds received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale of Capital Stock (including any options, warrants or other rights in respect thereof but excluding Disqualified Stock), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a) of this Section 4.07;

          (xxxiv) dividends on the common stock or equity of the Company or NAVL following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by NAVL or the Company in or from such public offering;

          (xxxv) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $10.0 million (net of repayments of any such loans or advances);

          (xxxvi) (A) payments of Related Taxes, (B) any reduction in the liquidation preference of any Junior Preferred Stock in accordance with the terms thereof as in effect on the Issue Date and as amended from time to time provided that, as so amended, such terms are not materially adverse relative to the terms in effect on the Issue Date, or (C) payments to holders of Capital Stock of the Company or NAVL in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 in the aggregate outstanding at any time;

          (xxxvii) the distribution, as a dividend or otherwise, of Investments in Unrestricted Subsidiaries (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to the definition of Permitted Investments other than pursuant to clause (xvii) of such definition);

          (xxxviii) the Transactions;

          (xxxix) any purchase, redemption, retirement or other acquisition of Capital Stock that may be deemed to occur upon exercise of stock options, warrants or similar rights to the extent such Capital Stock represents all or part of the exercise price thereof; and

          (xI)  any Investment by NAVL or any Restricted Subsidiary of NAVL that when made would not exceed (A) the aggregate amount of Investments that would then be permitted under paragraph (a) of Section 4.08 of the Senior Subordinated Note Indenture as in effect on the Issue Date (whether or not such paragraph is then in effect in such form), minus (B) the aggregate amount of Investments made by the Company or a Restricted Subsidiary thereof (other than NAVL or a Restricted Subsidiary thereof) then outstanding pursuant to paragraph (a) of this Section 4.07 in excess of $10.0 million.

provided, that (A) in the case of clauses (iii), (v) and (xi) the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause (iv), 50% of the amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) with respect to clauses (v) and (vi), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

        Section 4.08 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except any encumbrance or restriction:

          (1)   pursuant to an agreement or instrument in effect at or entered into on the Issue Date (including, without limitation, the Senior Credit Facility), the Senior Subordinated Note Indenture, the Senior Subordinated Notes, this Indenture or the Notes;

          (2)   pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation), provided that for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor Company;

          (3)   pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this Section 4.08 or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Holders of the Notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

          (4)   (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business) or (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

          (5)   with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

          (6)   required by any applicable law, rule, regulation or order or by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses;

          (7)   pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 4.06, if the Company determines in good faith that the encumbrances and restrictions contained in the agreements and instruments relating to such Indebtedness, taken as a whole, are not materially less favorable to the Holders of the Notes than encumbrances and restrictions contained in the agreements and instruments referred to in clause (1) of this Section 4.08, (B) relating to Indebtedness of a Foreign Subsidiary incurred pursuant to clause (b)(i) or (b)(x) of Section 4.06, (C) relating to a sale of accounts receivable by a Foreign Subsidiary on customary terms (as determined in good faith by the Company) or (D) relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity; or

          (8)   pursuant to an agreement or instrument relating to other Indebtedness of NAVL outstanding on the date of the Indenture or permitted to be Incurred under the Indenture.

        Section 4.09 Limitation on Sales of Assets and Subsidiary Stock.

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

          (ii)   the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $10.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

          (iii)  in the case of any Asset Disposition (or series of related Asset Dispositions) at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions) of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of (a) cash, or (b) Designated Noncash Assets having an aggregate fair market value, taken together with all other Designated Noncash Assets received in consideration for Asset Dispositions pursuant to this clause (b) that are at the time outstanding, not to exceed the greater of (x) 5% of Consolidated Tangible Assets and (y) $35.0 million at the time of receipt of such Designated Noncash Assets; and

          (iv)  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

            (A)  first, either (x) to the extent the Company elects, to prepay, repay or purchase Indebtedness of the Company (other than Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition, or (y) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets

    (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition;

            (B)  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Indebtedness ranking pari passu in right of payment with the Notes ("Pari Passu Indebtedness"), pursuant and subject to the conditions of this Indenture and the agreements governing such other Indebtedness; and

            (C)  third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of this Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

        Notwithstanding the foregoing provisions of this Section 4.09, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.09 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.09 exceeds $15.0 million. If the aggregate principal amount of Notes and Pari Passu Indebtedness validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Notes and such Pari Passu Indebtedness, with the portion of the Excess Proceeds payable in respect of the Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant Pari Passu Indebtedness, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

        For the purposes of clause (ii) of the first paragraph of this Section 4.09, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after the consummation of such Asset Disposition and (5) consideration consisting of outstanding Indebtedness of the Company or a Restricted Subsidiary which is then retired.

        (b)   In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(B) of the first paragraph of this Section 4.09, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of the Accreted Value thereof on the date of purchase plus, in each case, accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in paragraph (c) of this Section 4.09. If the aggregate purchase price of the Notes and other Pari Passu Indebtedness tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes and other Pari Passu Indebtedness, the remaining Net Available Cash will available to the Company for use in accordance with clause (iii)(B) or (iii)(C) of the first paragraph of this Section 4.09. The Company shall not be required to make an Offer for Notes pursuant to this Section 4.09 if the Net Available Cash available therefor (after application of the proceeds as provided in clause (iii)(A) of the first paragraph of this Section 4.09) is less than $15.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

        (c)   The Company will, not later than 45 days after the Company becomes obligated to make an Offer pursuant to this Section 4.09, mail a notice to each Holder with a copy to the Trustee stating: (1) that an Asset Disposition that requires the purchase of a portion of the Notes has occurred and that such Holder has the right (subject to the prorating described below) to require the Company, to purchase a portion of such Holder's Notes at a purchase price in cash equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to Section 3.07); (2) the circumstances and relevant facts and financial information regarding such Asset Disposition; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instruction determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Notes purchased; and (5) the amount of the Offer. If, upon the expiration of the period for which the Offer remains open, the aggregate principal amount of Notes surrendered by Holders exceeds the amount of the Offer, the Company will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased).

        (d)   The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.

        Section 4.10 Limitation on Transactions with Affiliates.

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

        (b)   The provisions of the preceding paragraph (a) of this Section 4.10 will not apply to:

          (v)   any Restricted Payment Transaction,

          (vi)  (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of fees to directors of the Company or any of its Subsidiaries, (4) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof,

          (vii) any transaction with the Company, any Restricted Subsidiary, or any Receivables Entity,

          (viii) any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto,

          (ix)  execution, delivery and performance of the Management Agreements, including (1) payment to CDR or any Affiliate of CDR of a fee of $5.0 million plus out-of-pocket expenses in connection with the Transactions, and (2) payment to CDR or any Affiliate of CDR of fees of up to $1.0 million in any fiscal year plus all out-of-pocket expenses incurred by CDR or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to the Company and its Restricted Subsidiaries,

          (x)   the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees or expenses paid or payable in connection with the Transactions,

          (xi)  any transaction in the ordinary course of business on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company,

          (xii) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity; and

          (ix)  any issuance or sale of Capital Stock (other than Disqualified Stock) of the Company, or options, warrants or other rights to acquire such Capital Stock.

        Section 4.11 Limitation on Liens. The Company shall not, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of this Indenture or hereafter acquired, securing any Indebtedness of the Company that by its terms is expressly subordinated in right of payment to or ranks pari passu in rights of payment with the Notes or any other Indebtedness of the Company (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under this Indenture and the Notes equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien.

        Section 4.12    Purchase of Notes Upon a Change in Control.

        (a)   Upon a Change of Control Triggering Event, each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value of such Notes on the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase (subject to Section 3.07); provided, however, that the Company shall not be obligated to repurchase Notes pursuant to this Section 4.12 in the event that it has exercised its right to redeem all of the Notes pursuant to Article 10.

        (b)   In the event that, at the time of such Change of Control Triggering Event, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.12, then prior to the mailing of the notice to Holders provided for in clause (c) of this Section 4.12 but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control Triggering Event (unless the Company has exercised its right to redeem all the Notes as provided in Article 10), the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in clause (c) of this Section 4.12. The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions of clause (c) of this Section 4.12. The Company's failure to comply with the provisions of (x) the first sentence of this clause (b) or (y) clause (c) of this Section 4.12 shall constitute an Event of Default described in clause (4) and not in clause (2) under Section 6.01.

        (c)   Unless the Company has exercised its right to redeem all the Notes as set forth in Article 10, the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control Triggering Event having occurred, mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control Triggering Event has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the Accreted Value of such Notes on the date of repurchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to Section 3.07); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this Section 4.12, that a Holder must follow in order to have its Notes purchased; and (5) if such notice is mailed prior to the occurrence of a Change of Control or Change of Control Triggering Event, that such offer is conditioned on the occurrence of such Change of Control Triggering Event.

        (d)   The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12, by virtue thereof.

ARTICLE 5
SUCCESSOR COMPANY

        Section 5.01    When the Company May Merge, etc.    The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (xiii)   the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and this Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

          (xiv)   immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

          (xv) immediately after giving effect to such transaction, the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 4.06; and

          (xvi)   the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph of this Section 5.01, provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this Section 5.01.

        Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 5.01, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 4.06.

        Clauses (ii) and (iii) of the first paragraph of this Section 5.01 will not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (2) the Company consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

        Section 5.02    Successor Company Substituted.    Upon any transaction involving the Company in accordance with Section 5.01, in which the Company is not the Successor Company, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Indenture.

ARTICLE 6
REMEDIES

          Section 6.01    Events of Default.    An "Event of Default" occurs if:

          (1)   the Company defaults in any payment of interest on any Note when due, and such default continues for a period of 30 days;

          (2)   the Company defaults in the payment of the principal of any Note when the same becomes due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

          (3)   the Company fails to comply with Article 5 and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section 6.01;

          (4)   the Company fails to comply with Section 4.12 (other than a failure to purchase the Notes), and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section 6.01;

          (5)   the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (1), (2), (3) and (4) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section 6.01;

          (6)   the Company or any Significant Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $15,000,000 or its foreign currency equivalent;

          (7)   the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A)  commences a voluntary case;

            (B)  consents to the entry of an order for relief against it in an involuntary case;

            (C)  consents to the appointment of a Custodian of it or for any substantial part of its property; or

            (D)  makes a general assignment for the benefit of its creditors;

          (8)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that;

            (A)  is for relief against the Company or any Significant Subsidiary in an involuntary case;

            (B)  appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

            (C)  orders the winding up or liquidation of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days;

          (9)   there is rendered any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $15,000,000 or its foreign currency equivalent against the Company or any Significant Subsidiary by a court or other adjudicatory authority of competent jurisdiction that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed; or

          (10) the Company fails to consummate the Common Stock Issuance and repay or cause to be repaid in full the outstanding principal amount of the Holding Loan on or before December 31, 1999.

        The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        A Default under clause (3), (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount at maturity of the Outstanding Notes notify the Company (and the Trustee in the case of a notice by Holders) of the Default and the Company does not cure such Default within the time specified therein after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default." When a Default or an Event of Default is cured, it ceases.

        The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (6) or (9) and any event that with the giving of notice or the lapse of time would become an Event of Default under clause (3), (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto.

        Section 6.02    Acceleration of Maturity; Rescission and Annulment.    If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount at maturity of the outstanding Notes by notice to the Company and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a "notice of acceleration," may declare the Accreted Value of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such Accreted Value and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Company occurs and is continuing, then the Accreted Value of and any accrued interest on all the Outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount at maturity of the Outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (6) of Section 6.01 shall have occurred and be continuing, such declaration of acceleration of the Notes and such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, and be of no further effect, if within 60 days after such Event of Default arose (x) the Indebtedness that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) the default in respect of such Indebtedness that is the basis for such Event of Default has been cured.

        Section 6.03    Other Remedies; Collection Suit by Trustee.    If an Event of Default occurs and is continuing, the Trustee may, but is not obligated under this Section 6.03 to, pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

        Section 6.04    Trustee May File Proofs of Claim.    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

        No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.05    Trustee May Enforce Claims Without Possession of Notes.    All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

        Section 6.06    Application of Money Collected.    Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: to the payment of all amounts due the Trustee under Section 7.07;

          Second: to the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and;

          Third: to the Company.

        Section 6.07    Limitation on Suits.    No Holder may pursue any remedy with respect to this Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee written notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount at maturity of the Outstanding Notes have requested the Trustee in writing to pursue the remedy;

          (3)   such Holder or Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5)   the Holders of a majority in principal amount at maturity of the Outstanding Notes have not given the Trustee a direction inconsistent with the request during such 60-day period.

        A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders.

        Section 6.08    Unconditional Right of Holders to Receive Principal and Interest.    Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the Accreted Value of and all (subject to Section 3.07) interest on such Note on the respective Stated Maturity or Interest Payment Dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Dates, and such right shall not be impaired without the consent of such Holder.

        Section 6.09    Restoration of Rights and Remedies.    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

        Section 6.10    Rights and Remedies Cumulative.    No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 6.11    Delay or Omission Not Waiver.    No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        Section 6.12 Control by Holders. The Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that

          (1)   such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 6.12 shall be in lieu of § 316(a)(1)(A) of the TIA, and such § 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

        Section 6.13 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

          (1)   in the payment of the principal (or Accreted Value) of (or premium, if any) or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or

          (2)   in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

        Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.13 shall be in lieu of § 316(a)(1)(B) of the TIA and such § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

        Section 6.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 6.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount at maturity of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of payment of the principal (or Accreted Value) of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note.

        Section 6.15 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal (or Accreted Value) of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE TRUSTEE

        Section 7.01 Certain Duties and Responsibilities.

        (a)   Except during the continuance of an Event of Default,

          (1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

        (b)   In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (c)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of paragraph (a) of this Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.12.

        (d)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (e)   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 7.01 and 7.03.

        Section 7.02 Notice of Defaults. Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal (or Accreted Value) of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a committee of Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

        Section 7.03 Certain Rights of Trustee. Subject to the provisions of Section 7.01:

          (1)   the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person's board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

          (3)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company;

          (4)   the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document; and

          (7)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

        Section 7.04 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and any other obligor upon the Notes, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company and any other obligor upon the Notes in connection with the registration of any Notes issued hereunder are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

        Section 7.05 May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.08 and Section 7.13, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

        Section 7.06 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

        Section 7.07 Compensation and Reimbursement. The Company agrees,

          (1)   to pay to the Trustee from time to time reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2)   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3)   to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the Trustee's part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Company need not pay for any settlement made without its consent.

        Section 7.08 Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest, apply to the SEC for permission to continue as Trustee with such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Original Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee.

        Section 7.09 Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.09 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        Section 7.10 Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

        The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        The Trustee may be removed at any time by Act of the Holders of a majority in principal amount at maturity of the Outstanding Notes, delivered to the Trustee and to the Company.

        If at any time:

          (1)   the Trustee shall fail to comply with Section 7.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2)   the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3)   the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conversation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 6.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

        If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount at maturity of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 7.11, then, subject to Section 6.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.10. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        Section 7.11 Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

        Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

        Section 7.12 Merger, Conversion, Consolidation, or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

        Section 7.13 Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

        Section 7.14 Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

ARTICLE 8

HOLDERS' LISTS AND REPORTS BY
TRUSTEE AND THE COMPANY

        Section 8.01 The Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee

          (1)   semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (2)   at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 8.01.

        Section 8.02 Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. None of the Company, any other obligor upon the Notes or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

        The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

        Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

        Section 8.03 Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.

ARTICLE 9

AMENDMENT, SUPPLEMENT OR WAIVER

        Section 9.01 Without Consent of Holders. Without the consent of the Holders of any Notes the Company and the Trustee may enter into one or more indentures supplemental hereto, for any of the following purposes:

          (1)   to cure any ambiguity, omission, defect or inconsistency,

          (2)   to provide for the assumption by a successor of the obligations of the Company under this Indenture,

          (3)   to provide for uncertificated Notes in addition to or in place of certificated Notes,

          (4)   to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture,

          (5)   to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company,

          (6)   to provide that any Indebtedness that becomes or will become an obligation of a Successor Company pursuant to a transaction governed by Article 5 (and that is not a Subordinated Obligation) is Pari Passu Indebtedness for purposes of this Indenture,

          (7)   to provide for or confirm the issuance of Additional Notes,

          (8)   to make any change that does not adversely affect the rights of any Holder under the Notes or this Indenture, or

          (9)   to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise.

        Section 9.02 With Consent of Holders. Subject to Section 6.08, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and the Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Notes by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company with any provision of this Indenture or the Notes.

        Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.13, may not:

            (i)  reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

           (ii)  reduce the rate of or extend the time for payment of interest on any Note;

          (iii)  reduce the Accreted Value or principal or extend the Stated Maturity of any Note;

          (iv)  reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described in Section 10.01;

           (v)  make any Note payable in money other than that stated in the Note;

          (vi)  impair the right of any Holder to receive payment of principal (or Accreted Value) of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

         (vii)  make any change in the amendment or waiver provisions described in this sentence.

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or effectiveness of any such amendment, supplement or waiver.

        Section 9.03 Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against it in accordance with its terms.

        Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 9.04, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note by notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount at maturity of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 1.08.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses (i) through (viii) of the second paragraph of Section 9.02. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note.

        Section 9.05 Conformity with TIA. Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

        Section 9.06 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

ARTICLE 10

REDEMPTION OF NOTES

        Section 10.01 Right of Redemption. The Notes will be redeemable, at the Company's option, in whole or in part, from time to time and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with Section 10.05. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of Accreted Value), plus accrued and unpaid interest, if any, to the relevant Redemption Date (subject to Section 3.07), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
1999	105%
2000	105%
2001	105%
2002	108%
2003	108%
2004	108%
2005	105.333%
2006	102.667%
2007 and thereafter	100.000%

        Section 10.02    Applicability of Article.    Redemption of Notes as permitted by Section 10.01 shall be made in accordance with this Article 10.

        Section 10.03    Election to Redeem; Notice to Trustee.    In case of any redemption at the election of the Company of less than all of the Notes, the Company shall, at least 30 days prior to the Redemption Date initially fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the Accreted Value of Notes to be redeemed.

        Section 10.04    Selection by Trustee of Notes to Be Redeemed.    In the case of any partial redemption, selection of the Notes for redemption will be made not more than 60 days prior to the Redemption Date by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in principal amount at maturity or less will be redeemed in part.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the Accreted Value thereof to be redeemed. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the Accreted Value of such Note that has been or is to be redeemed.

        Section 10.05    Notice of Redemption.    Notice of redemption as provided in Section 10.01 shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

        Any such notice shall state:

          (1)   the expected Redemption Date,

          (2)   the Redemption Price,

          (3)   if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective Accreted Values) of the Notes to be redeemed,

          (4)   that on the Redemption Date the Redemption Price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date, and

          (5)   the place where such Notes are to be surrendered for payment of the Redemption Price.

        Notice of such redemption of Notes to be so redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

        The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

        Section 10.06    Deposit of Redemption Price.    On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to pay the Redemption Price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

        Section 10.07    Notes Payable on Redemption Date.    Notice of redemption having been given as provided in this Article 10, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date (unless Company shall default in the payment of the Redemption Price or the Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Redemption Price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

        On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 10.06, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the Redemption Price of and subject to the last sentence of the preceding paragraph of this Section 10.07, any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

        Section 10.08    Notes Redeemed in Part.    Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE 11

SATISFACTION AND DISCHARGE

        Section 11.01    Satisfaction and Discharge of Indenture.    This Indenture shall cease to be further effect (except as to any surviving rights of registration or transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)   either

            (A)  all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.06, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03) have been delivered to the Trustee cancelled or for cancellation; or

            (E)  all such Notes not theretofore delivered to the Trustee cancelled or for cancellation:

              (i)  have become due and payable, or

             (ii)  will become due and payable at their Stated Maturity within one year, or

            (iii)  are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          (2)   the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in money, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee cancelled or for cancellation, for principal (or Accreted Value) of, and premium (if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

          (3)   the Company has paid or caused to be paid all other sums then payable hereunder by the Company; and

          (4)   the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 11.01 relating to the satisfaction and discharge of this Indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of this Section 11.01, the obligations of the Trustee under Section 11.02, shall survive.

        Section 11.02    Application of Trust Money.    Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 12

DEFEASANCE OR COVENANT DEFEASANCE

        Section 12.01    The Company's Option to Elect Defeasance or Covenant Defeasance.    The Company may, at its option, at any time, elect to have terminated the obligations of the Company with respect to the Outstanding Notes as set forth in this Article 12, and elect to have either Section 12.02 or Section 12.03 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth in Section 12.04. Either Section 12.02 or Section 12.03 may be applied to the Defeased Notes to any Redemption Date or the Stated Maturity of the Notes.

        Section 12.02    Defeasance and Discharge.    Upon the Company's exercise under Section 12.01 of the option applicable to this Section 12.02, the Company shall be deemed to have been released and discharged from its obligations with respect to the Defeased Notes on the date the relevant conditions set forth in Section 12.04 below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 12.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and the Company shall be deemed to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 12.04 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.04, 3.05, 3.06, 4.02 and 4.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including the Trustee's rights under Section 7.07, and (d) this Article 12. Subject to compliance with this Article 12, the Company may, at its option and at any time, exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 with respect to the Notes.

        Section 12.03    Covenant Defeasance.    Upon the Company's exercise under Section 12.01 of the option applicable to this Section 12.03, (a) the Company shall be released from its obligations under any covenant or provision contained in Section 4.04 and Sections 4.06 through 4.12 and the provisions of clauses (iii) and (iv) of Section 5.01 shall not apply, and (b) the occurrence of any event specified in clause (3) (with respect to clauses (iii) and (iv) of Section 5.01), (4) or (5) (with respect to Section 4.04, Sections 4.06 through 4.12, inclusive, and any such covenants provided pursuant to Section 9.01(5)), inclusive, (6),(7) or (8) (with respect to Subsidiaries) or (10) of Section 6.01 shall be deemed not to be or result in an Event of Default, in each case with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference elsewhere herein to any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

        Section 12.04    Conditions to Defeasance or Covenant Defeasance.    The following shall be the conditions to application of either Section 12.02 or Section 12.03 to the Outstanding Notes:

          (1)   The Company shall have irrevocably deposited or caused to be deposited with the Trustee in trust money, U.S. Government Obligations or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, and premium, if any, and interest on the Defeased Notes on the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and the Notes;

          (2)   No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(7) or 6.01(8) is concerned, at any time during the period ending on the ninety-first day after the date of such deposit;

          (3)   Such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (4)   In the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton or other counsel to the effect that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm to the effect that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

          (5)   In the case of an election under Section 12.03, the Company shall have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton or other counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

          (6)   The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Section 12.04 relating to either the Defeasance under Section 12.02 or the Covenant Defeasance under Section 12.03, as the case may be, have been complied with. In rendering such Opinion of Counsel, counsel may rely on any Officer's Certificate as to compliance with the foregoing clauses (1),(2) and (3) of this Section 12.04 or as to any matters of fact.

        Section 12.05    Deposited Money and U.S. Government Obligations To Be Held in Trust: Other Miscellaneous Provisions.    Subject to the provisions of the last paragraph of Section 4.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article 7, collectively and solely for purposes of this Section 12.05, the "Trustee") pursuant to Section 12.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.04 or the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Notes.

        Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.04 that, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance. Subject to Article 7, the Trustee shall not incur any liability to any Person by relying on such opinion.

        Section 12.06    Reinstatement.    If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.02 or 12.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and any other obligor upon the Notes under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 12.02 or 12.03, as the case may be; provided, however, that if either the Company and any other obligor upon the Notes makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, then the Company and any other obligor upon the Notes shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

        Section 12.07    Repayment to the Company.    The Trustee shall pay to the Company upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

NA HOLDING CORPORATION
By:
Name: Title:
STATE STREET BANK AND TRUST COMPANY, as Trustee
By:
Name: Title:

EXHIBIT A

FORM OF NOTE1

THIS NOTE WAS ISSUED WITH "ORIGINAL ISSUE DISCOUNT" UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE BY CONTACTING THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT (219) 429-2511.

NA HOLDING CORPORATION

16% Senior Discount Notes due 2009

No.	CUSIP No. [ ][2] [ ] [3] $

        NA Holding Corporation, a Delaware corporation (and its successors and assigns), (the "Company"), promises to pay to                        , or registered assigns, the principal sum of $([                        ] United States Dollars) on December 1, 2009 [(or such lesser or greater amounts as shall be outstanding hereunder from time to time in accordance with Sections 3.12 and 3.13 of the Indenture referred to on the reverse here)]4.

        Interest Payment Dates: June 1 and December 1.

        Record Dates: May 15 and November 15.

        Additional provisions of this Note are set forth on the other side of this Note.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NA HOLDING CORPORATION
By:	Name: Title:
This is one of the Notes referred to in the within-named Indenture.
STATE STREET BANK AND TRUST COMPANY, as Trustee

1
Insert any applicable legends from Article 2.

2
Include this or other appropriate CUSIP Number for Initial Note that is not registered under the Securities Act.

3
Include this or other appropriate CUSIP Number for Exchange Note or Initial Note that is registered under the Securities Act.

4
Include only in Global Note.
	By:	Name: Title:
Dated:

[FORM OF REVERSE SIDE OF NOTE]

16% Senior Discount Note due 2009

1.
Interest

        This Note will accrete at a rate of 16% per annum, compounded semi-annually, to an aggregate principal amount of $75,433,255.15 by December 1, 2004. Thereafter, the Company promises to pay interest semi-annually on June 1 and December 1 in each year, commencing June 1, 2005 at the rate of 16% per annum [(subject to adjustment as provided below)]5 [,except that interest accrued on this Note for periods prior to the date on which the Initial Note was surrendered in exchange for this Note will accrue at the rate or rates borne by such Initial Note from time to time during such periods]6, until the Principal Amount is paid or made available for payment. Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from December 1, 2004. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement"), dated [                        ], among NA Holding Corporation, Blue Ridge Investments LLC and Chase Securities Inc. Pursuant and subject to the Registration Rights Agreement, until (i) the date on which this Note has been exchanged for a freely transferable Exchange Note (as defined in the Registration Rights Agreement) in the Registered Exchange Offer (as defined in the Registration Rights Agreement), (ii) the date on which this Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement (as defined in the Registration Rights Agreement), or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 of the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or otherwise is eligible for resale pursuant to Rule 144 (or any successor provision) under the Securities Act

5
Include only for Initial Note when additional interest provisions, set forth in the next paragraph, are included.

6
Include only for Exchange Note.

without volume restriction, if any): From and including the date on which a Registration Default (as defined below) shall occur to but excluding the date on which such Registration Default has been cured, additional interest will initially accrue on the Note at the rate of 0.25% per annum of the Accreted Value. Such rate will increase by 0.25% of the Accreted Value every twelve weeks. Any such additional interest shall not exceed such respective rates for such respective periods, and shall not in any event exceed 0.5% per annum of the Accreted Value in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing. Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of this Note. Following the cure of all Registration Defaults, the accrual of such additional interest will cease. All Registration Defaults shall be deemed cured upon the consummation of the Registered Exchange Offer. For purposes of the foregoing, each of the following events, as more particularly defined in the Registration Rights Agreement, is a "Registration Default": (i) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement (as defined in the Registration Rights Agreement) has been filed with the SEC on or before the 120th day after the Issue Date (or if such day is not a business day, the first business day thereafter); (ii) the Registered Exchange Offer is not consummated on or before the 240th day after the Issue Date (or if such day is not a business day, the first business day thereafter), (iii) if a Shelf Registration Statement is required to be filed under the Registration Rights Agreement, (A) the Shelf Registration Statement is not declared effective by the SEC on or before the 270th day after the Issue Date (or if such day is not a business day, the first business day thereafter) (or, in the case of a Shelf Registration Statement required to be filed in response to any change in applicable interpretation of the SEC, if later, on or before the 90th day after the publication of such change) (B) after such Shelf Registration Statement is declared effective and during the time that the Company is required to use its reasonable best efforts to keep the Shelf Registration Statement in effect, such Shelf Registration Statement ceases to be effective and continues not to be effective (other than in connection with the consummation of the Registered Exchange Offer), or the Company shall have suspended and be continuing to suspend the availability of the Shelf Registration Statement, for more than 30 days in the aggregate in any consecutive twelve-month period.]7 8

2.
Method of Payment

        Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York or the corporate trust office of an affiliate of the Paying Agent in New York City; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or, if a Holder has given wire instructions to the Company, by wire transfer to a U.S. Dollar account maintained by the Holder with a bank located in New York City.

3.
Paying Agent and Registrar

7
Include only for Initial Note when required by the Registration Rights Agreement.

8
For an Initial Additional Note, add any similar provision, if any, as may be agreed by the Company with respect to additional interest on such Initial Additional Note.

  Initially, State Street Bank and Trust Company, a Massachusetts trust company, the Trustee, will act as principal Paying Agent and Registrar at the corporate trust offices of its affiliate in the City of New York, State of New York. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any Subsidiary of the Company may act as Paying Agent, Registrar or co-registrar.

4.
Indenture

        This Note is one of the duly authorized issue of 16% Senior Discount Notes Due 2009 of the Company (herein called the "Notes"), issued under an indenture, dated as of [                        ], 2000 (as amended, supplemented or otherwise modified from time to time, the "Indenture," which term shall have the meanings assigned to it in such instrument), between the Company and State Street Bank and Trust Company as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which may vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

        All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

5.
Optional Redemption

        The Notes will be redeemable, at the Company's option, in whole or in part, from time to time and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture. The Notes will be so redeemable at the following Redemption Prices expressed as a percentage of Accreted Value, plus accrued interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
1999	105%
2000	105%
2001	105%
2002	108%
2003	108%
2004	108%
2005	105.333%
2006	102.667%
2007 and thereafter	100.000%
6.
No Sinking Fund

        The Notes will not be entitled to the benefit of a sinking fund.

7.
Put Provisions

        The Indenture provides that, upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company repurchase all or any part of such Holder's

Notes at a repurchase price in cash equal to 101% of the Accreted Value of Notes repurchased on the date of repurchase (if such date is prior to December 1, 2004) or 101% of the principal amount thereof (if such date of repurchase is on or after December 1, 2004) plus, in each case, accrued and unpaid interest, if any, to the date of such repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Company shall not be obligated to purchase Notes in the event it has exercised its right to redeem all of the Notes.

8.
Denominations; Transfer; Exchange

        The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture and subject to certain limitations set forth therein. No service charge shall be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 10.04 of the Indenture and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

9.
Persons Deemed Owners

        The registered Holder of this Note may be treated as the owner of it for all purposes.

10.
Unclaimed Money

        The Trustee shall pay to the Company upon a Company Request any money held by it for the payment of principal (and premium, if any) or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

11.
Discharge and Defeasance

        Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

12.
Amendment, Waiver

        Subject to certain exceptions, (i) the Indenture may be amended with the consent of the Holders of a majority in principal amount at maturity of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount at maturity of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). In certain instances provided in the Indenture, the Indenture may be amended without the consent of any Holder.

13.
Defaults and Remedies

        If an Event of Default with respect to the Notes occurs and is continuing, the Notes may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

14.
No Recourse Against Others

        No director, officer, employee, incorporator, member or stockholder, as such, of the Company or any subsidiary thereof shall have any liability for any obligation of the Company on the Notes under this Indenture or the Notes, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

15.
Governing Law.

        THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

16.
Authentication

        This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.
Abbreviations

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.
CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed hereon.

[FORM OF TRANSFER NOTICE]

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

        (Print or type assignee's name, address and zip code)

        (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

[
[Check One]
[ ] (a)	this is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.
or
[ ] (b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.13 of the Indenture shall have been satisfied.]9

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.
Signature Guarantee:

9
Include only for an Initial Note or an Initial Additional Note that bears the Private Placement Legend, in accordance with the Indenture.

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive Officer][10]

10
Include only for an Initial Note or an Initial Additional Note that bears the Private Placement Legend, in accordance with the Indenture.

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 or 4.12 of the Indenture, check the box: [    ].

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 or 4.12 of the Indenture, state the amount (in principal amount):

$

Date:	Signed:	(Sign exactly as your name appears on the other side of the Note)
Signature Guarantee:

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE11

        The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decreases in Principal Amount of this Global Note	Amount of increases in Principal Amount of this Global Note	Principal amount of this Global Note following such decreases or increases	Signature of authorized officer or Trustees of Securities Custodian

11
Include only for Global Notes

EXHIBIT B

Form of Regulation S Certificate

Regulation S Certificate

State Street Bank and Trust Company
225 Asylum Street
23rd Floor
Hartford, Connecticut 06103

Attention: Corporate Trust Department

  Re:
  NA HOLDING CORPORATION (the "Company")
  16% Senior Discount Notes due 2009 (the "Notes")

Ladies and Gentlemen:

        In connection with our proposed sale of $            aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

          1.     The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

          2.     Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

          3.     No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

          4.     The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          5.     If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, dated as of November    , 1999, between the Company and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

          6.     We have advised the transferee of the transfer restrictions applicable to the Notes.

        You, the Company and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any

B-1

administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[NAME OF SELLER]
By:
Name: Title: Address:

Date of this Certificate:                         ,

B-2

EXHIBIT C

Form of Certificate of Beneficial Ownership

State Street Bank and Trust Company
225 Asylum Street
23rd Floor
Hartford, Connecticut 06103

Attention: Corporate Trust Department

  Re:
  NA HOLDING CORPORATION (the "Company")
  16% Senior Discount Notes due 2009 (the "Notes.")

Ladies and Gentlemen:

        This letter relates to $                        principal amount of Notes represented by the offshore global note certificate (the "Offshore Global Note"). Pursuant to Section 3.13(3) of the Indenture dated as of [                        ], relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Offshore Global Note and (2) we are either (i) a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Act") or (ii) a U.S. Person who purchased securities in a transaction that did not require registration under the Act. Accordingly, you are hereby requested to issue an Offshore Physical Note representing the undersigned's interest in the principal amount of Notes represented by the Offshore Global Note, all in the manner provided by the Indenture.

        You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Holder]
By:
Authorized Signature

C-1

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

$35,000,000

NA HOLDING CORPORATION

16% Senior Discount Notes due 2009

REGISTRATION RIGHTS AGREEMENT

        [Date]

Blue Ridge Investments LLC
Chase Securities Inc.
c/o Banc of America Securities LLC
    9 West 57th St., 47th Floor
    New York, NY 10019

Dear Sirs:

        This Agreement is made pursuant to the Loan Agreement, dated November 19, 1999, (the "Loan Agreement"), by and among NA Holding Corporation, a Delaware corporation (the "Company") and Blue Ridge Investments LLC and Chase Securities Inc., (the "Lenders"). In order to induce the Lenders to lend $35,000,000 in initial aggregate proceeds (the "Loan") to the Company, which Loan may, at any time after December 1, 1999 and prior to the date that is 90 days after the date of the Loan Agreement, be exchanged by all Lenders for 16% Senior Discount Notes due 2009 of the Company (the "Initial Securities") pursuant to the terms of the Loan Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the form of the indenture, attached as Exhibit A to the Loan Agreement, relating to the Initial Securities and the Exchange Securities (as defined below) (the "Indenture").

        The Company agrees with the Lenders, for the benefit of the registered owners of the Initial Securities (including, without limitation, the Lenders), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively the "Holders"), as follows:

        1.     Registered Exchange Offer. The Company shall, at its own cost, prepare and use all commercially reasonable best efforts to, not later than 120 days (or if the 120th day is not a business day, the first business day thereafter) after the date of original issue of the Initial Securities (the "Issue Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to those Holders of Initial Securities that are Transfer Restricted Securities (as defined in Section 6 hereof) who are not prohibited by any law or policy of interpretation of the Commission or its staff from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the "Exchange Securities") of the Company issued under the Indenture and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The Company shall use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 210 days (or if the 210th day is not a business day, the first business day thereafter) after the Issue Date of the Initial Securities and to keep the Exchange Offer Registration Statement effective for not less than 10 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Registration Period"). For purposes hereof, "business day" shall mean any day other than a Saturday or Sunday, and other than a holiday on which the Commission shall not be open for the transaction of business.

        If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer on the last day of the Exchange Offer Registration Period, provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

        Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer, subject to the terms and conditions hereof, to enable each Holder of Initial Securities that are Transfer Restricted Securities electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of Exchange Securities and is not prohibited by any law or policy or interpretation of the Commission or its staff from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act.

        The Company and the Lenders acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder that is a broker-dealer electing to exchange Initial Securities in the Registered Exchange Offer, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (a "Participating Broker-Dealer"), is required to deliver a prospectus containing information substantially to the effect set forth in Annex A hereto, Annex B hereto and Annex C hereto in the appropriate sections of such prospectus in connection with a sale of any such Exchange Securities received by such Participating Broker-Dealer pursuant to the Registered Exchange Offer and (ii) a Lender that elects to sell Private Exchange Securities (as defined below) acquired in exchange for Initial Securities constituting any portion of an unsold allotment, is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

        The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be delivered by dealers subject to the prospectus delivery requirements of Section 4(3) of the Securities Act and Rule 174 thereunder (for such period of time as shall be required thereby for such delivery in order to resell the Exchange Securities), and shall make such prospectus and any amendment or supplement thereto available to any Participating Broker-Dealer for use in connection with any resale of any Exchange Securities, in either case for a period of not more than 90 days after the consummation of the Registered Exchange Offer.

        If, upon consummation of the Registered Exchange Offer, any Lender holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Lender upon the written request of such Lender, in exchange (the "Private Exchange") for the Initial Securities held by such Lender, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the "Private Exchange Securities"). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the "Securities".

        In connection with the Registered Exchange Offer, the Company shall:

          (a)   mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b)   keep the Registered Exchange Offer open for not less than 10 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

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          (c)   utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

          (d)   permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

          (e)   otherwise comply in all material respects with all applicable securities laws.

        As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

          (x)   accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

          (y)   deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

          (z)   request the Trustee to authenticate and deliver promptly to each Holder of such Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to such Initial Securities of such Holder so accepted for exchange.

        The Indenture will provide that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

        Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date to which interest was paid or duly provided for on the Initial Securities surrendered in exchange therefor (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) or, if no interest has been paid on the Initial Securities, from the Issue Date provided that if an Initial Security is surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the Exchange Security received in exchange therefor will accrue from the date of such interest payment date.

        Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities to be received by such Holder will be acquired in the ordinary course of business, (ii) such Holder has no arrangements or understanding with any person to participate in the distribution of the Initial Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities, (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Securities, and (vi) that it is not acting on behalf of any person who could not truthfully make the foregoing representations.

        Notwithstanding any other provisions hereof, the Company will use its reasonable best efforts to ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a

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material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        Upon consummation of the Registered Exchange Offer in accordance with this Section 1 (whether or not the actions or events specified in the first sentence of this Section 1 occur within the time periods specified therefor) the provisions of this Agreement shall continue to apply (to the extent applicable) solely with respect to Securities that (i) were not eligible to be exchanged in the Registered Exchange Offer (other than due to the status of the Holder thereof as an affiliate of the Company or due to such Holder's inability to make the representations referred to in the third to last paragraph of this Section 1) and have not been exchanged for Private Exchange Securities, (ii) were received by the Holder thereof (other than a Participating Broker-Dealer) in the Registered Exchange Offer but are not freely tradeable on the date of such exchange (other than due to the status of such Holder as an affiliate of the Company or due to such Holder's inability to make the representations referred to in the third to last paragraph of this Section 1) or (iii) are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers, and the Company shall have no further obligation to register Securities (other than those Securities referred to in clause (i) or (ii) above and Private Exchange Securities) pursuant to Section 2 of this Agreement.

        2.     Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 270 days of the Issue Date, (iii) any Lender so requests with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than the Lenders or a Participating Broker-Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than the Lenders or a Participating Broker-Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange (other than, in either case, due solely to the status of such Holder as an affiliate of the Company or due to such Holder's inability to make the representations referred to in the third to last paragraph of Section 1 hereof), the Company shall take the following actions:

          (a)   The Company shall, at its cost, use its reasonable best efforts to file with the Commission as promptly as reasonably practicable, and thereafter shall use its reasonable best efforts to be declared effective within 270 days after the Issue Date, a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder (and each Lender hereby so agrees).

          (b)   The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period (the "Shelf Registration Period") of two years (or one year in the case of a shelf registration effected at the request of the Lenders) from the Issue Date or such shorter period that will terminate when all the Securities covered by

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  the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are distributed to the public pursuant to the Rule 144 under the Securities Act, or any successor rule thereof or become eligible for resale pursuant to Rule 144 (or any successor rule thereof) without volume restriction, if any. The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (i) such action is required by applicable law, (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable, or (iii) such action occurs following consummation of the Registered Exchange Offer.

          (c)   Notwithstanding any other provisions of this Agreement to the contrary, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in any such case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder specifically for use therein).

        3.     Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

          (a)   The Company shall (i) furnish to each Lender, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that a Lender (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, the Company shall use its reasonable best efforts to reflect in each such Shelf Registration Statement or related amendment or supplement, when so filed with the Commission, such comments as such Lender reasonably may propose, (ii) if applicable, include information substantially to the effect set forth in Annex A hereto, Annex B hereto and Annex C hereto in the appropriate sections of the prospectus forming a part of the Exchange Offer Registration Statement and include information substantially to the effect set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer, (iii) in the case of any Shelf Registration Statement, if requested by a Lender that proposes to sell Securities pursuant to the Shelf Registration Statement as a selling securityholder, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Shelf Registration Statement, (iv) include within the prospectus contained in the Exchange Offer Registration Statement, in a section entitled "Plan of Distribution" or other appropriate heading, a summary statement reasonably acceptable to the Lenders, of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer, and (v) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders (the "Selling Holders").

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          (b)   The Company shall advise each of the Lenders, the Selling Holders (in the case of a Shelf Registration Statement) and any Participating Broker-Dealer (in the case of any Exchange Offer Registration Statement) from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer, and, if requested by any such person, confirm such advice in writing (which advice pursuant to clauses (ii)-(v) hereof shall be accompanied (if applicable) by an instruction to suspend the use of the relevant prospectus until the requisite changes have been made):

            (i)    when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

            (ii)   of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

            (iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

            (iv)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (v)   of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement (as of its effective date) or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

          (c)   The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

          (d)   The Company shall furnish to each Holder of Transfer Restricted Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

          (e)   The Company shall deliver to each Participating Broker-Dealer (on request) and each Lender, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Lender requests, all exhibits thereto (including those, if any, incorporated by reference).

          (f)    The Company shall, during the Shelf Registration Period, deliver to each Selling Holder of Securities included within the coverage of the Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use (in accordance with this Agreement and applicable law) of the prospectus or any amendment or supplement thereto by each of the Selling Holders of the Transfer Restricted Securities in connection with the offering and sale of the Transfer Restricted Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g)   The Company shall, during the Exchange Offer Registration Period, deliver to each Lender, and any Participating Broker-Dealer, without charge, as many copies of the final

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  prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of such prospectus or any amendment or supplement thereto, during the 90 days following the consummation of the Registered Exchange Offer, by any Participating Broker-Dealer required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

          (h)   Prior to any public offering of the Securities pursuant to any Shelf Registration Statement, the Company shall use its reasonable best efforts to register or qualify or cooperate with the Selling Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any such Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

          (i)    The Company shall cooperate with the Selling Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends relating to transfer restrictions (and not required by stock exchange rule or depository rule or usage) and in such denominations and registered in such names as the Holders may reasonably request in writing a reasonable period of time prior to sales of such Securities pursuant to such Shelf Registration Statement.

          (j)    Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall use its reasonable best efforts to promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Lenders, the Selling Holders of the Securities or any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Lenders, such Holders of the Securities or any such Participating Broker-Dealer, as applicable, shall suspend use of such prospectus. The period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above or the Exchange Offer Registration Statement provided for in Section 1 above, as applicable, shall be extended by the number of days from and including the date of giving of such notice to and including the date when the Company shall have mailed to the Selling Holders of the Securities or any known Participating Broker-Dealer, as applicable, such amended or supplemented prospectus pursuant to this Section 3(j).

          (k)   Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be. The Company will, at appropriate times, provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the

7

  Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

          (l)    The Company will make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (which need not be audited), no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

          (m)  The Company shall use its reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall use its reasonable best efforts to appoint a new trustee thereunder pursuant to the applicable provision of the Indenture.

          (n)   The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (o)   In the case of any Shelf Registration Statement, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and use its reasonable best efforts to take all such other action, if any, as Selling Holders of a majority in aggregate principal amount of the Securities being sold pursuant to the Shelf Registration Statement (the "Majority Selling Holders") or the managing underwriters, if any, in such offering shall reasonably request in order to facilitate the disposition of the Securities pursuant to such Shelf Registration Statement.

          (p)   In the case of any Shelf Registration Statement, the Company shall (i) make reasonably available for inspection by a representative of, and Special Counsel (as defined below) acting for, the Majority Selling Holders and any underwriter participating in any disposition of Securities pursuant to the Shelf Registration Statement (such representative, Special Counsel or underwriter, an "Inspector"), all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) use its reasonable best efforts to cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by such Inspector in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Inspectors. Each Inspector will be required to agree in writing, pursuant to a confidentiality agreement in form and substance reasonably satisfactory to the Company and such Inspector, that (i) information obtained by such Inspector as a result of such inspections shall be deemed confidential and shall not be used by such Inspector as the basis for any market transactions in the securities of any of the Company and its subsidiaries unless and until such information is made generally available to the public (other than by or through any Inspector) and (ii) such Inspector will, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential.

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          (q)   In the case of any Shelf Registration Statement, the Company, if requested by the Majority Selling Holders of Securities covered thereby, shall use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Securities in customary form, addressed to the Selling Holders of Securities covered thereby, (ii) its officers to execute and deliver all customary documents and certificates reasonably requested by any managing underwriters of the applicable Securities and (iii) its independent public accountants to provide a comfort letter in customary form addressed to the Selling Holders of Securities covered thereby, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No.72.

          (r)   If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

        4.     Registration Expenses. The Company shall bear all fees and expenses incurred by it in connection with the performance of its obligations under Sections 1 through 3 hereof, whether or not the Registered Exchange Offer or a Shelf Registration Statement is filed or becomes effective, and, in the event of a Shelf Registration Statement, shall reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Securities covered thereby (the "Special Counsel") to act as counsel for the Holders of the Securities in connection therewith. The Lenders shall bear any fees and expenses of their counsel incurred in connection with the Registered Exchange Offer.

        5.     Indemnification. (a) The Company agrees to indemnify and hold harmless (in the case of a Shelf Registration Statement) each Selling Holder of Securities covered thereby and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, and (in the case of an Exchange Offer Registration Statement, in connection with any delivery of the prospectus contained therein by a Participating Broker-Dealer) any Participating Broker-Dealer and each person, if any, who controls such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each such Holder, any such Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such applicable Registration Statement or prospectus forming part thereof or in any amendment or supplement thereto or (in the case of such Shelf Registration Statement) in any preliminary prospectus relating to a Shelf Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus forming part thereof or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration Statement in reliance upon and in conformity with written information pertaining to such

9

Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus, or any amendment or supplement thereto, or any preliminary prospectus relating to a Shelf Registration Statement, the indemnity contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned if either (x) a copy of the final prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not seen or given by or on behalf of such Holder or Participating Broker-Dealer to such person at or prior to the written confirmation of the sale of the Securities to such person, and any such untrue statement of a material fact contained in, or any such omission or alleged omission of a material fact from, such preliminary prospectus, prospectus or amendment or supplement thereto giving rise to such losses, claims, damages or liabilities was corrected in the final prospectus (as so amended and supplemented), unless such failure is the result of noncompliance by the Company with the first sentence of Section 3(f) hereof or (y) at the time of such purchase such Holder or Participating Broker-Dealer had received advice from the Company that the use of such prospectus, amendment, supplement or preliminary prospectus was suspended as provided in Section 3(b); provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to such Indemnified Party.

          (b)   Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus forming part thereof or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that such Holder may otherwise have to the Company or any of its controlling persons.

          (c)   Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than

10

  reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in which any indemnified party is a party to the extent such settlement is binding upon such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d)   If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

          (e)   The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        6.     Additional Interest Under Certain Circumstances. (a) Additional interest (the "Additional Interest") with respect to the Initial Securities that are Transfer Restricted Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (ii) below being herein referred to as a "Registration Default"):

            (i)    neither the Exchange Offer Registration Statement nor a Shelf Registration Statement has been filed with the Commission on or before the 120th day after the Issue Date (or if such day is not a business day, the first business day thereafter);

            (ii)   the Registered Exchange Offer is not consummated on or before the 240th day after the Issue Date (or if such day is not a business day, the first business day thereafter);

            (iii)  if a Shelf Registration Statement is required to be filed under this Agreement, such Shelf Registration Statement is not declared effective by the Commission on or before the

11

    270th day after the Issue Date (or if such day is not a business day, the first business day thereafter), or, in the case of a Shelf Registration Statement required to be filed in response to any change in applicable interpretation of the Commission, if later, on or before the 90th day after publication of such change; or

            (iv)  if a Shelf Registration Statement is required to be filed under this Agreement, and after the Shelf Registration Statement is declared effective and during the period that the Company is required to use its reasonable best efforts to keep the Shelf Registration Statement effective as provided in Section 2(a), such Shelf Registration Statement thereafter ceases to be effective and continues not to be effective (other than in connection with the consummation of the Registered Exchange Offer, as contemplated by the last sentence of Section 2(a)), or the Company shall have suspended and be continuing to suspend the availability of the prospectus contained in the Shelf Registration Statement, for more than 30 days in the aggregate in any consecutive twelve-month period.

        Additional Interest shall initially accrue on the Initial Securities that are Transfer Restricted Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which such Registration Default has been cured, at a rate of 0.25% per annum of the Accreted Value. The rate of Additional Interest shall increase by 0.25% per annum of the Accreted Value every twelve weeks thereafter (for so long as such period is continuing). Any such Additional Interest shall not exceed such respective rates for such respective periods, and shall not in any event exceed 0.50% per annum of the Accreted Value in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing. Following the cure of all Registration Defaults, the accrual of such Additional Interest will cease. All Registration Defaults will be deemed cured upon consummation of the Exchange Offer.

        Notwithstanding anything to the contrary in this Section 6(a), the Company shall not be required to pay Additional Interest to any Holder of Transfer Restricted Securities if such Holder failed to comply with its obligations to make the representations set forth in the third to last paragraph of Section 1 or failed to provide the information required to be provided by it, if any, pursuant to Section 3(n).

          (b)   Any amounts of Additional Interest due pursuant to clause (i), (ii), (iii) or (iv) of Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities that are Transfer Restricted Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          (c)   "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been exchanged by a person for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or otherwise is eligible for resale pursuant to Rule 144 (or any successor provision) under the Securities Act without volume restriction, if any).

        7.     Rules 144 and 144A. So long as any Transfer Restricted Securities remain outstanding, the Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner or, upon the request of any Holder of Initial Securities that are Transfer Restricted Securities, make publicly available other information so long as

12

necessary to permit sales of such Securities pursuant to Rules 144 and 144A under the Securities Act. The Company covenants that it will use its reasonable best efforts to take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Initial Securities that are Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

        8.     Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

        No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        9.     Miscellaneous.

          (a)   Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders of Initial Securities, Exchange Securities or Private Exchange Securities whose Initial Securities, Exchange Securities or Private Exchange Securities are being sold pursuant to a Registration Statement, and that does not directly or indirectly affect the rights of other Holders, may be given by Holders of a majority in aggregate principal amount of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, being sold by such Holders pursuant to such Registration Statement.

          (b)   Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

  (1)
  if to a Holder of the Securities, at the most current address given by such Holder to the Company.

  (2)
  if to the Lenders:

    Blue Ridge Investments LLC
    Chase Securities Inc.
    c/o Banc of America Securities LLC
    9 West 57th St., 47th Floor
    New York, NY 10019
    Fax No.: (212) 847-5038

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  (3)
  if to the Company, at its address as follows:

    NA Holding Corporation
    5001 U.S. Highway 30 West
    P.O. Box 988
    Fort Wayne, IN 46801-0988
    Fax: (219) 429-1704
    Attention: Chief Financial Officer

    with a copy to:

    North American Van Lines, Inc.
    5001 U.S. Highway 30 West
    P.O. Box 988
    Fort Wayne, IN 46801-0988
    Fax: (219) 429-1704
    Attention: General Counsel

    and to:

    Debevoise & Plimpton
    875 Third Avenue
    New York, NY 10022
    Fax No.: (212) 909-6836
    Attention: David Brittenham, Esq.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier next day delivery.

          (c)   No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof

          (d)   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, each other party hereto and each Holder, and their respective successors and assigns. Each Holder by its acceptance of a Security, for itself and its successors and assigns, agrees to be bound hereby.

          (e)   Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g)   Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          (h)   Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and

14

  enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (i)    Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        Each party hereto hereby submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Lenders and the Company in accordance with its terms.

Very truly yours,
NA HOLDING CORPORATION
By:
Name: Title:

The foregoing Registration Rights Agreement
    is hereby confirmed, and accepted and agreed to
    as of the date first above written.

BLUE RIDGE INVESTMENTS LLC
By:
Name: Title:
CHASE SECURITIES INC.
By:
Name: Title:

Annex A

        Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

Annex B

        Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of Distribution."

Annex C

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until                        , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

        The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incurred by it incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Annex D

        CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer, including a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

QuickLinks

  Exhibit 10.23
TABLE OF CONTENTS
SECTION 1. DEFINITIONS
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOAN
SECTION 4. REPRESENTATIONS AND WARRANTIES
SECTION 5. CONDITIONS PRECEDENT
SECTION 6. COVENANTS
SECTION 7. SUCCESSOR COMPANY
SECTION 8. EVENTS OF DEFAULT
SECTION 9. MISCELLANEOUS
  EXHIBIT A
FORM OF INDENTURE
Table of Contents
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE 2 NOTE FORMS
ARTICLE 3 THE NOTES
ARTICLE 4 COVENANTS
ARTICLE 5 SUCCESSOR COMPANY
ARTICLE 6 REMEDIES
ARTICLE 7 THE TRUSTEE
ARTICLE 8 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND THE COMPANY
ARTICLE 9 AMENDMENT, SUPPLEMENT OR WAIVER
ARTICLE 10 REDEMPTION OF NOTES
ARTICLE 11 SATISFACTION AND DISCHARGE
ARTICLE 12 DEFEASANCE OR COVENANT DEFEASANCE
  EXHIBIT A
FORM OF NOTE1
  EXHIBIT B
Form of Regulation S Certificate Regulation S Certificate
  EXHIBIT C
Form of Certificate of Beneficial Ownership
  EXHIBIT B
$35,000,000 NA HOLDING CORPORATION 16% Senior Discount Notes due 2009 REGISTRATION RIGHTS AGREEMENT
  Annex A
  Annex B
  Annex C
PLAN OF DISTRIBUTION
  Annex D